Exhibit 10.20

AGREEMENT AND AMENDMENT NO. 8 TO CREDIT AGREEMENT

This AGREEMENT AND AMENDMENT NO. 8 TO CREDIT AGREEMENT (this “Agreement”) dated as of January 29, 2014 (the “Effective Date”), is among Jones Energy Holdings, LLC, a Delaware limited liability company (the “Borrower”), Jones Energy, Inc., a Delaware corporation and the parent company of the Borrower (“Jones Parent”), the undersigned subsidiaries of the Borrower as guarantors (together with Jones Parent, collectively, the “Guarantors”), the Lenders (as defined below) and Wells Fargo Bank, N.A. (“Wells Fargo”), in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

A.                                    The Borrower is party to that certain Credit Agreement dated as of December 31, 2009 among the Borrower, the financial institutions party thereto from time to time as lenders (the “Lenders”) and the Administrative Agent, as heretofore amended (as so amended, the “Credit Agreement”).

B.                                    Contemporaneous with the execution of this Agreement, Jones Parent will become a Guarantor (as defined in the Credit Agreement, as amended hereby).

C.                                    The Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                                          Defined Terms.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Unless otherwise specifically defined herein, each term defined in the Credit Agreement, as amended hereby, and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, as amended hereby.

Section 2.                                          Other Definitional Provisions.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” means “including, without limitation,”.  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 3.                                          Amendments to Credit Agreement.

(a)                                 The Table of Contents, Articles I, II, IV, and V through XII of the Credit Agreement are hereby amended and restated in their entirety as set forth in Annex A attached hereto.

(b)                                 Exhibits I (Forms of U.S. Tax Compliance Certificates) to the Credit Agreement is hereby deleted in its entirety and replaced with the Exhibit I (Forms of U.S. Tax Compliance Certificates) attached hereto as Exhibit I.

Section 4.                                          Credit Parties Representations and Warranties.  Each Credit Party represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties of the Borrower and the Guarantors contained in the Credit Agreement, as amended hereby, and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any such representation or warranty that already is qualified or modified by materiality in the text thereof) on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) as of such earlier date; (b) after giving effect to this Agreement, no Event of Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the limited liability company power and authority of such Credit Party and have been duly authorized by appropriate limited liability company action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of such Credit Party enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure the Indebtedness.

Section 5.                                          Conditions to Effectiveness.  This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)                                 The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, and the Lenders.

(b)                                 The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of Jones Parent setting forth resolutions of its board of directors or other appropriate governing body with respect to the authorization of Jones Parent to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, the officers of Jones Parent (y) who are authorized to sign the Loan Documents to which Jones Parent is a party and (z) who will, until replaced by another officer or

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officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the Credit Agreement, as amended hereby, and the transactions contemplated hereby and thereby, specimen signatures of such authorized officers, and the Organizational Documents of Jones Parent, certified as being true and complete.  The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(c)                                  The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence and qualification of Jones Parent in its jurisdiction of incorporation.

(d)                                 The Administrative Agent shall have received from Jones Parent, a duly executed counterpart (in such number as may be requested by the Administrative Agent) of a guarantee and collateral agreement in form and substance satisfactory to the Administrative Agent.

(e)                                  The Administrative Agent shall have received appropriate UCC search reports for the jurisdiction of organization of Jones Parent reflecting no prior Liens (other than Liens permitted by Section 9.19 of the Credit Agreement, as amended hereby) encumbering the Properties of Jones Parent.

(f)                                   The Administrative Agent shall have received all documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

(g)                                  The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower setting forth resolutions of its board of directors or other appropriate governing body with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, the officers of the Borrower (y) who are authorized to sign the Loan Documents to which the Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the Credit Agreement, as amended hereby, and the transactions contemplated hereby and thereby, specimen signatures of such authorized officers, and the Organizational Documents of the Borrower, certified as being true and complete, or if applicable, certifying that there has been no change thereto since the date of a previously-delivered certificate of the Secretary or an Assistant Secretary of the Borrower.  The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(h)                                 The representations and warranties in this Agreement shall be true and correct in all material respects.

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Section 6.                                          Acknowledgments and Agreements.

(a)                                 The Borrower acknowledges that on the date hereof all outstanding Indebtedness is payable in accordance with its terms and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto.

(b)                                 The Administrative Agent, the Issuing Bank, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents, as amended hereby.  This Agreement shall not constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, as amended hereby, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, as amended hereby, (iii) any rights or remedies of the Administrative Agent, the Issuing Bank, or any Lender with respect to the Loan Documents, as amended hereby, or (iv) the rights of the Administrative Agent, the Issuing Bank, or any Lender to collect the full amounts owing to them under the Loan Documents, as amended hereby.

(c)                                  The Borrower, each Guarantor, the Administrative Agent, the Issuing Bank and each Lender do hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledge and agree that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and each Guarantor acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, the Guarantee and Collateral Agreement, and the other Loan Documents are not impaired in any respect by this Agreement.  By executing this Agreement, Jones Parent hereby becomes a party to the Credit Agreement, as amended hereby, with the same force and effect as if originally named therein as a party thereto and, without limiting the generality of the foregoing, Jones Parent hereby expressly agrees to the covenants set forth in Article VIII and Article IX of the Credit Agreement, as amended hereby, which are applicable to Jones Parent and to such other provisions of the Credit Agreement, as amended hereby, which may be applicable to Jones Parent as a party thereto.

(d)                                 From and after the Effective Date, all references to the Credit Agreement in the Loan Documents shall mean the Credit Agreement, as amended by this Agreement.  This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.

(e)                                  Each Lender hereby requires, and each Credit Party hereby authorizes, Jones Parent to become a Grantor under the guarantee and collateral agreement referred to in Section 5(d) above, which Security Instrument shall provide for a Lien in substantially all assets of Jones Parent consistent with the scope of assets covered by the Guarantee and Collateral Agreement other than an exclusion for the Equity Interests issued by the Borrower (which, for the avoidance of doubt, shall not be subject to such Lien granted thereunder).

Section 7.                                          Reaffirmation of the Guaranty.  Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guarantee and Collateral Agreement are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Obligations (as defined in the Guarantee and Collateral Agreement), as such Obligations may have been amended by this Agreement, and its

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execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guarantee and Collateral Agreement in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 8.                                          Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile or PDF electronic mail signature, and all such signatures shall be effective as originals.

Section 9.                                          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 10.                                   Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 11.                                   Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 12.                                   Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:	JONES ENERGY HOLDINGS, LLC

	By:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President, Chief Financial
Officer, Secretary and Treasurer

GUARANTORS:	JONES ENERGY, INC.
JONES ENERGY, LLC
NOSLEY ASSETS, LLC

	Each by:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President, Chief
Financial Officer, Secretary
and Treasurer

Signature Page to

Agreement and Amendment No. 8 to Credit Agreement

(Jones Energy Holdings, LLC)

ADMINISTRATIVE AGENT/
LENDER:
WELLS FARGO BANK, N.A.,
as the Administrative Agent, a Lender and an Assignor

	By:	/s/ Paul Squires
Paul Squires
Managing Director

Signature Page to

Agreement and Amendment No. 8 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Nancy Mak
Nancy Mak
Senior Vice President

Signature Page to

Agreement and Amendment No. 8 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	UNION BANK, N.A.

	By:	/s/ Lauren Trussell
Lauren Trussell
Vice President

Signature Page to

Agreement and Amendment No. 8 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK

	By:	/s/ Michael Willis
Michael Willis
Managing Director

	By:	/s/ Dennis Petito
Dennis Petito
Managing Director

Signature Page to

Agreement and Amendment No. 8 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Ryan Aman
Ryan Aman
Authorized Officer

Signature Page to

Agreement and Amendment No. 8 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	TORONTO DOMINION (NEW YORK) LLC

	By:	/s/ Masqood Fikree
Masqood Fikree
Authorized Signatory

Signature Page to

Agreement and Amendment No. 8 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	COMERICA BANK

	By:	/s/ William B.Robinson
William B.Robinson
Vice President

Signature Page to

Agreement and Amendment No. 8 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	SUNTRUST BANK

	By:	/s/ Shannon Juhan
Shannon Juhan
Vice President

Signature Page to

Agreement and Amendment No. 8 to Credit Agreement

(Jones Energy Holdings, LLC)

ANNEX A

[see attached]

ANNEX A TO AGREEMENT AND AMENDMENT NO. 8 TO CREDIT AGREEMENT

CREDIT AGREEMENT

DATED AS OF

DECEMBER 31, 2009

AMONG

JONES ENERGY HOLDINGS, LLC
AS BORROWER,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

WELLS FARGO SECURITIES, LLC
AS SOLE LEAD ARRANGER AND SOLE BOOKRUNNER

UNION BANK, N.A. AND CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

AS CO-SYNDICATION AGENTS

CAPITAL ONE, NATIONAL ASSOCIATION AND JPMORGAN CHASE BANK, N.A.

AS CO-DOCUMENTATION AGENTS

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ANNEXES, EXHIBITS AND SCHEDULES

Annex I	List of Maximum Credit Amounts
Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Security Instruments
Exhibit F	Form of Assignment and Assumption
Exhibit G	Form of CPDA
Exhibit H	Form of Intercreditor Agreement
Exhibit I	Forms of U.S. Tax Compliance Certificates

Schedule 7.05	Litigation
Schedule 7.06	Environmental Matters
Schedule 7.14	Subsidiaries and Partnerships
Schedule 7.15	Locations of Business and Offices
Schedule 7.18	Gas Imbalances
Schedule 7.19	Marketing Contracts
Schedule 7.20	Swap Agreements
Schedule 7.24	Farmout Agreements
Schedule 9.05	Investments

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THIS CREDIT AGREEMENT dated as of December 31, 2009 is among: JONES ENERGY HOLDINGS, LLC, a Delaware limited liability company, as borrower (the “Borrower”); each of the LENDERS from time to time party hereto; and WELLS FARGO BANK, N.A. (in its individual capacity, “Wells Fargo”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A.                      The Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower.

B.                      The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

C.                      In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I
Definitions and Accounting Matters

Section 1.01                             Terms Defined Above.  As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02                             Certain Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition Related Costs” means all purchase price payments, earn-out payments, adjustments of purchase price, payments in respect of non-competition agreements, working capital adjustments, and other contingent payments required under the CPDA.

“Acquisition Swap Agreement” has the meaning assigned such term in Section 9.17(d)(i).

“Actual PDP Volumes” means, as of any date of determination, the monthly average of actual volume of production from the Oil and Gas Properties of the Credit Parties for the three-month period referred to in Section 8.01(n)(ii) as set forth in the most recent Quarter-End Production Report delivered pursuant to Section 8.01(n).

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the LIBO Rate for such Interest Period multiplied by the Statutory Reserve Rate.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Loans” has the meaning assigned such term in Section 5.05.

“Affiliate” means with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.06.

“Agreement” means this Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Alpine Releases” means, collectively, (a) the release of all joint interest billings incurred prior to January 1, 2010 by Alpine, Inc., Alpine Energy, LP, and K2X Operating Company, L.P. (collectively, “Alpine”) and (b) the release and forgiveness of amounts owing by Alpine Energy, LP under that certain revolving note between Alpine Energy, LP and Crusader Energy Group, LLC, in each case, as provided in that certain Stipulation of Resolution of Objections to the Plan dated December 15, 2009, as approved by the Bankruptcy Court under the Confirmation Order.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%, provided that, for purposes of determining the Alternate Base Rate for any day, the Adjusted LIBO Rate for such day shall be based on the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which dollar deposits of $5,000,000 with a one month maturity are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on such day (or the immediately preceding Business Days if such day is not a day on which banks are open for dealings in dollar deposits in the London interbank market).  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Amendment No. 4 Effective Date” means November 2, 2012.

“Amendment No. 8 Effective Date” means January 29, 2014.

“Applicable Margin” means, for any day, with respect to the Commitment Fee or any ABR Loan or Eurodollar Loan, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid

Borrowing Base Utilization Percentage	<25.0%	≥25.0% <50.0%	≥50.0% <75.0%	≥75.0% <90.0%	≥90%
Eurodollar Loans	1.500%	1.750%	2.000%	2.250%	2.500%
ABR Loans	0.500%	0.750%	1.000%	1.250%	1.500%
Commitment Fee	0.375%	0.375%	0.500%	0.500%	0.500%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Maximum Credit Amounts represented by such Lender’s Maximum Credit Amount.  The Applicable Percentage of each Lender as of the Amendment No. 8 Effective Date is set forth on Annex I.

“Approved Counterparty” means, at any time and from time to time, (a) any Person engaged in the business of writing Swap Agreements for commodity, interest rate or currency risk that (i) is reasonably acceptable to the Administrative Agent or (ii) has (or the credit support provider with respect to such Person has), at the time the Borrower or any Subsidiary Guarantor enters into a Swap Agreement with such Person, a long term senior unsecured debt credit rating of BBB or better from S&P or Baa or better from Moody’s or (b) any Hedge Bank.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” means (a) Cawley, Gillespie & Associates, Inc. and (b) any other independent petroleum engineers selected by the Borrower and reasonably acceptable to the Administrative Agent.

“Arranger” means Wells Fargo Securities, LLC, in its capacities as the sole lead arranger and sole bookrunner hereunder.

“Asset Swap” means the concurrent purchase and sale or exchange of any Property (other than proved Oil and Gas Properties) between the Borrower or any Subsidiary Guarantor and another Person for Property having a reasonably equivalent value.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.

“Availability” means the amount equal to the aggregate Commitments minus the aggregate Revolving Credit Exposure.

“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Bank Products” means each and any of the following bank services or products provided to any Credit Party by any Lender or any Affiliate thereof: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bank Product Obligations” means any and all obligations of any Credit Party owing to a Lender or an Affiliate of a Lender in connection with Bank Products, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor); provided that, if the provider of such Bank Products ceases to be a Lender (or an Affiliate of a Lender), then such obligations owing to such provider shall cease to be Bank Product Obligations hereunder or under any other Loan Document.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means, at any time, an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 2.07(e), Section 8.13(c) or Section 9.12(d).

“Borrowing Base Deficiency” occurs if at any time the total Revolving Credit Exposures exceeds the lesser of (A) the Aggregate Maximum Credit Amounts and (B) the then effective Borrowing Base.

“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Oil and Gas Property of any Credit Party having a fair market value in excess of $5,000,000.

“Change in Control” means the occurrence of any of the following:

(i)                                     any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) other than a Permitted Investor becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the Voting Securities of Jones Parent on a fully-diluted basis (and taking into account all such Voting Securities that such person or group has the right to acquire pursuant to any option right),

(ii)                                  during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent Governing Body of Jones Parent cease to be composed of individuals (A) who were members of that board or equivalent Governing Body on the first day of such period, (B) whose election or nomination to that board or equivalent Governing Body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent Governing Body or (C) whose election or nomination to that board or other equivalent Governing Body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent Governing Body,

(iii)                               Jones Parent ceases to be the sole managing member of the Borrower or Jones Parent ceases to Control the Borrower, or

(iv)                              any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) other than a Permitted Investor or Jones Parent becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the Equity Interests of the Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right).

“Change in Law” means the occurrence, after the Amendment No. 8 Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation, or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b).  The amount representing each Lender’s Commitment shall at any time be the lesser of such Lender’s Maximum Credit Amount and such Lender’s Applicable Percentage of the then effective Borrowing Base.

“Commitment Fee” has the meaning assigned in Section 3.05(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consolidated Net Income” means with respect to any Person and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of such Person and its Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which such Person or its Consolidated Subsidiaries have an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person; (b) any extraordinary gains or losses during such period, (c) any non-cash gains or losses attributable to writeups or writedowns of assets during such period, and (d) any gains or losses resulting from sales or dispositions of Oil and Gas Properties outside the ordinary course of business during such period; provided that, for the avoidance of doubt, for purposes of this Agreement, “Consolidated Net Income” of Jones Parent shall be deemed to include net income (or loss) attributable to non-controlling interests in the Borrower.

“Consolidated Subsidiaries” means each Subsidiary of a Person the financial statements of which shall be consolidated with the financial statements of such Person in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“CPDA” means the Contingent Payment Debt Agreement to be dated on or about January 1, 2010 between J/M Crusader Acquisition Sub LLC, a Delaware limited liability company, and the other parties thereto in the form attached as Exhibit G and without giving effect to any amendments, modifications or supplements thereto other than as may be approved by the Administrative Agent.

“CPD SPE” means CCPR Sub LLC, a Delaware limited liability company.

“Credit Parties” means the Borrower and the Guarantors.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services (including all reimbursement, payment or other obligations or liabilities of such Person created or arising under any conditional sale or title retention agreement with respect to property used or acquired by such Person but excluding trade accounts payable in the ordinary course of business that are not overdue for a period of more than 90 days or, if overdue for more than 90 days, which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP); (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) other than gas balancing arrangements in the ordinary course of business obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments but only to the extent of such advance payments and only to the extent such commodities, goods or services have not been delivered; (i) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (j) Disqualified Capital Stock; and (k) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment.  The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.  Notwithstanding any of the foregoing to the contrary, “Debt” shall not include the Acquisition Related Costs or any obligations under any Swap Agreement or the CPDA.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three (3) Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, any Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (c) failed within three (3) Business Days after request by the Administrative Agent to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it; provided that, a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender, or the exercise of control over a Lender or Person controlling such Lender, by a Governmental Authority or an instrumentality thereof.

“Disposition” has the meaning assigned such term in Section 9.12.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“EBITDAX” means, for any period, the sum of (a) Consolidated Net Income of Jones Parent for such period, plus (b) the following expenses or charges, without duplication and to the extent deducted in calculating such Consolidated Net Income for such period: (i) Interest Expense, (ii) income taxes, (iii) depreciation, depletion, amortization, exploration expenses, and intangible drilling costs, (iv) other noncash charges and (v) to the extent expensed and recognized in the applicable period, the transaction fees and expenses incurred in connection with the negotiation, execution and closing of this Agreement, the Second Lien Credit Agreement, any amendments, amendments and restatements or other modifications to this Agreement or the Second Lien Credit Agreement or any other permitted Debt Incurrence minus (c) all noncash income added to Consolidated Net Income; provided that, EBITDAX for any applicable period shall be calculated on a pro forma basis (with such calculation made in accordance with guidelines for pro forma presentations set forth by the SEC or as otherwise reasonably acceptable to the Administrative Agent) after giving effect to all acquisitions or Dispositions involving proved, developed, producing Oil and Gas Properties (including the acquisition or Dispositions of Equity Interests in any Person owning proved, developed, producing Oil and Gas Properties) made during such period (a “Subject Transaction”), as if such Subject Transaction was consummated on the first day of such period; provided, however, Jones Parent shall not be required to calculate the pro forma effect of any Subject Transaction unless the aggregate purchase price of all Subject Transactions consummated during such period exceeds the Threshold Amount, as hereinafter defined.  For purposes of this definition: (A) “Threshold Amount” means the greater of 5% of the then effective Borrowing Base and $10,000,000 and (B) in calculating the aggregate purchase price of all Subject Transactions, the purchase price of acquisitions and Dispositions shall be aggregated and not netted.

“Effective Date” December 31, 2009.

“Engineering Reports” has the meaning assigned such term in Section 2.07(c)(i).

“Engineered Value” means the value attributed to the Oil and Gas Properties in the applicable Reserve Report based upon the discounted present value of the estimated net cash flow to be realized from the production of Hydrocarbons from such Oil and Gas Properties as set forth in such applicable Reserve Report.

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety the environment or the preservation or reclamation of natural resources, in effect in any and all jurisdictions in which any Credit Party is conducting or at any time has conducted business, or where any Property of any Credit Party is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the

Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements.  The term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA and the term “oil and gas waste” shall have the meaning specified in Section 91.1011 of the Texas Natural Resources Code (“Section 91.1011”); provided, however, that (a) in the event either OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of any Credit Party is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste,” “disposal” or “oil and gas waste” which is broader than that specified in either OPA, CERCLA, RCRA or Section 91.1011, such broader meaning shall apply.

“Environmental Permit” means any permit, registration, license, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary Guarantor would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (a) a “Reportable Event” described in section 4043 of ERISA and the regulations issued thereunder, (b) the withdrawal of a Borrower or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt of a notice of withdrawal liability pursuant to Section 4202 of ERISA or (f) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

“Event of Default” has the meaning assigned such term in Section 10.01.

“Excepted Liens” means:  (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations; (c) landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens, in any event, arising by operation of law or under contract in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) Liens in the form of royalties, overriding royalties, net profits interests, production payments, reversionary interests, calls on production, preferential purchase rights and other burdens on or deductions from the proceeds of production, in each case, which are usual and customary in the oil and gas business and which are taken into account in computing the net revenue interests and working interests of the Credit Parties set forth in the most recently delivered Reserve Report upon which the Borrowing Base has been determined and correspondingly deducted in the calculation of discounted present value set forth in such Reserve Report; (e) contractual Liens not otherwise covered under clause (d) above which arise in the ordinary course of business (and not securing indebtedness for borrowed money) under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and provided that any such Lien referred to in this clause (e) (1) is for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, (2) is limited to the assets that are the subject of the relevant agreement and does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by a Credit Party or materially impair the value of such Property subject thereto, and (3) does not result in a burden on or a deduction from the proceeds of production or otherwise a reduction in the calculation of discounted present value set forth in the most recently delivered Reserve Report upon which the Borrowing Base has been determined; (f) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies (including any such banker’s liens, rights of set-off or similar rights and remedies that are contractually agreed upon in deposit account agreements, securities account agreements or commodities account agreements entered into in the ordinary course of business) and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by a Credit Party to provide collateral to the depository institution; (g) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of a Credit Party for the purpose of roads, pipelines, shared facilities, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, zoning restrictions, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by a Credit Party or materially impair the value of such Property subject thereto; (h) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; and (i) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced.

“Exchange Agreement” means that certain Exchange Agreement dated as of July 29, 2013 by and among Jones Parent, the Borrower and each of the Members (as defined therein).

“Excluded Subsidiary” means each of (a) JRJ Opco, LLC, a Texas limited liability company, (b) CPD SPE, and (c) each other Domestic Subsidiary that owns no Property other than Equity Interests in Foreign Subsidiaries.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty provided by such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty by such Guarantor or the grant of such Lien becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or Lien is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Credit Party hereunder or under any other Loan Document (each of the foregoing, for purposes of this definition, a “recipient”), (a) Taxes imposed on (or measured by) net income (however denominated) and franchise Taxes, in each case, (i) imposed by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located (or any political subdivision of any of the foregoing) or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) any withholding Taxes imposed on amounts payable to or for the account of such recipient with respect to an applicable interest in a Loan or Commitment or otherwise under a Loan Document pursuant to a law in effect on the Amendment No. 8 Effective Date or on the date on which (i) such recipient acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.04(b)) or becomes a party to this Agreement or becomes an Issuing Bank or (ii) in the case of a Lender, such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03(a) or Section 5.03(c)(i), amounts with respect to such Taxes were payable either to such recipient’s assignor immediately before such recipient became a party hereto or to such Lender immediately before it changed its lending office, (d) Taxes attributable to such recipient’s failure to comply with Section 5.03(e) or Section 5.03(f), and (e) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Amendment No. 8 Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements that implement or modify the foregoing (together with any law implementing such agreements).

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, vice president of finance, treasurer or controller of such Person.  Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“Financial Statements” means the financial statement or statements referred to in Section 7.04(a).

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governing Body” means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Borrower, any Subsidiary, and of their respective Properties, the Issuing Bank or any Lender.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Guarantor” means (a) each Subsidiary Guarantor and (b) Jones Parent.

“Guarantee and Collateral Agreement” means, as the context may require or permit, either (a) that certain Guarantee and Collateral Agreement dated as of December 31, 2009 made by each of the Credit Parties in favor of the Administrative Agent, or (b) that certain Guarantee and Collateral Agreement dated as of January 29, 2014 made by Jones Parent in favor of the Administrative Agent, in each case, as the same may be amended, modified or supplemented from time to time.

“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law and including, without limitation:  (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) petroleum hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, asbestos containing materials, polychlorinated biphenyls, or radon.

“Hedge Bank” means any Person that, at the time it enters into a Swap Agreement with the Borrower or any Subsidiary Guarantor, is a Lender or an Affiliate of a Lender.

“Hedge Obligations” means any and all amounts owing or to be owing by any Credit Party (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, to any Hedge Bank under any Swap Agreement between a Credit Party and such Hedge Bank; provided, however, if such Hedge Bank ceases to be a Lender (or an Affiliate of a Lender), “Hedge Obligations” shall include such obligations only to the extent arising from transactions (i) entered into at the time that such Hedge Bank was a Lender (or an Affiliate of a Lender) under this Agreement or (ii) entered into on or prior to the date hereof with a Person (or an Affiliate of a Person) that is a Lender on the date hereof.

“Hedged Volume” means, as of any date of determination, the aggregate notional volume of commodities covered under all Swap Agreements of the Borrower and the Subsidiary Guarantors then in effect.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Indebtedness” means (a) any and all amounts owing or to be owing by any Credit Party (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document; (b) Hedge Obligations other than Excluded Swap Obligations; (c) Bank Product Obligations; and (d) all renewals, extensions and/or rearrangements of any of the above.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Intercreditor Agreement” means that certain Intercreditor Agreement among the Administrative Agent, Wells Fargo Energy Capital, Inc. as the administrative agent under the Second Lien Term Loan Agreement, and the Borrower substantially in the form attached hereto as Exhibit H, as the same may from time to time be amended, modified, supplemented or restated as permitted therein.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Expense” means, for any period, the sum (determined without duplication) of the aggregate gross interest expense of Jones Parent and its Consolidated Subsidiaries, for such period, including to the extent included in interest expense under GAAP:  (a) amortization of debt discount, (b) capitalized interest and (c) the portion of any payments or accruals under Capital Leases allocable to interest expense, plus the portion of any payments or accruals under Synthetic Leases allocable to interest expense whether or not the same constitutes interest expense under GAAP.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Redetermination” has the meaning assigned such term in Section 2.07(b).

“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(d).

“Investment” means, for any Person, any of the following: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale; (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Issuing Bank” means Wells Fargo, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(i).  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Jones Parent” means Jones Energy, Inc., a Delaware corporation.

“LC Commitment” at any time means Twenty Five Million dollars ($25,000,000).

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the Issuing Bank relating to any Letter of Credit.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the per annum rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the

Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which dollar deposits of an amount comparable to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means any interest in Property securing an obligation owed to, or securing a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties.  The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations on or with respect to real property. For the purposes of this Agreement, a Credit Party shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Liquidity” means, as of a date of determination, an amount equal to (a) Availability plus (b) readily and immediately available cash held in deposit accounts (other than any cash collateral posted to secure the LC Exposure as provided in Section 2.08(j)) of any Credit Party; provided that, such deposit accounts and the funds therein shall be unencumbered and free and clear of all Liens and other third party rights other than (i) a Lien in favor of the Administrative Agent pursuant to Security Instruments and (ii) a Lien in favor of the depositary institution holding such deposit accounts arising solely by virtue of such depositary institution’s standard account documentation or any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only such deposit accounts.

“LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the Borrower dated as of July 26, 2013, as in effect on the Eighth Amendment Effective Date.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Security Instruments and the Intercreditor Agreement.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority Lenders” means, (a) if there are two or more Lenders, (i) at any time while no Loans are outstanding and no LC Exposure exists, Lenders having more than fifty percent (50%) of the Aggregate Maximum Credit Amounts, and (ii) at any time while any Loans are outstanding or any LC Exposure exists, Lenders holding more than fifty percent (50%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)), or (b) if there is only one Lender, such Lender; provided that in each case the Maximum Credit Amounts and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Majority Lenders.

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property or condition (financial or otherwise) of the Credit Parties taken as a whole, (b) the ability of any Credit Party to perform any of its obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to any Secured Party under any Loan Document.

“Material Farmout Agreements” means, as of any date of determination, (a) all farmout agreements under which a Credit Party has earned an interest in a proved, developed and producing Oil and Gas Property or a proved, developed, non-producing Oil and Gas Property, and (b) all other farmout agreements to which any Credit Party is a party that cover proved, undeveloped reserves other than farmout agreements of the type described in this clause (b) that, individually or in the aggregate, cover less than 10% of the Engineered Value of all proved, undeveloped reserves of the Credit Parties set forth in the most recently delivered Reserve Report.

“Material Indebtedness” means (a) Debt (other than the Loans and Letters of Credit) of the Borrower, Jones Parent or any Subsidiary, and obligations of the Borrower or any Subsidiary in respect of one or more Swap Agreements, in an aggregate principal amount exceeding $10,000,000 and (b)  Debt under the Second Lien Term Loan Documents.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the Swap Termination Value in respect of such Swap Agreement at such time.

“Material Operating Agreement” means each operating agreement to which any Credit Party is a party that is material to the business, operations, Property or financial condition of such Credit Party.

“Maturity Date” means November 5, 2017.

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b) or (b) modified from time to time pursuant to any assignment permitted by Section 12.04(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” means any Property owned by any Credit Party which is subject to the Liens existing and to exist under the terms of the Security Instruments.

“New Borrowing Base Notice” has the meaning assigned such term in Section 2.07(d).

“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Oil and Gas Disposition” means the Disposition of any Oil and Gas Property or any interest therein or any Subsidiary owning Oil and Gas Properties.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Oil and Gas Properties of the Credit Parties” and “Oil and Gas Properties of any Credit Party” means the Oil and Gas Properties owned by the Credit Parties or applicable Credit Party.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its bylaws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its limited liability company agreement or operating agreement, as amended.

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Credit Party under any Loan Document (each of the foregoing, a “recipient” for purposes of this definition), Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04(b)).

“Participant” has the meaning set forth in Section 12.04(c).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Investors” means any of the following:  (a) Metalmark Capital Partners (C) II, L.P., (b) any fund, investment account, or other investment vehicle managed by Metalmark Capital Management II LLC, (c) any Affiliate of Metalmark Capital Partners (C) II, L.P., a majority of whose outstanding Voting Securities are, directly or indirectly, held by Metalmark Capital Partners II GP, L.P., or any individuals that are Affiliates of Metalmark Capital Partners (C) II, L.P., (d) Jones Energy Management, LLC, and (e) any Affiliate of Jones Energy Management, LLC, a majority of whose outstanding Voting Securities are, directly or indirectly, held by Jones Energy Management, LLC.

“Permitted Payments” means, without duplication as to amounts, (a) payments to Jones Parent (i) to pay reasonable accounting, legal, investment banking fees and administrative expenses (including director and officer insurance) of Jones Parent when due and (ii) to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to directors, officers and employees of Jones Parent and general corporate overhead expenses of Jones Parent, in each case under the foregoing clause (i) and (ii), to the extent such fees and expenses are attributable to the ownership or operation of the Borrower and its Subsidiaries and (b) dividends or distributions paid to Jones Parent, if applicable, in amounts equal to amounts required for Jones Parent to pay interest and/or principal on Debt that is permitted under Section 9.19 and the proceeds of which have been contributed to the Borrower or any of its Subsidiaries and that has been guaranteed by, or is otherwise considered Debt of, the Borrower incurred in accordance with Section 9.02.

“Permitted Refinancing Debt” means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any other Debt (the “Refinanced Debt”); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt and (ii) an amount necessary to pay all accrued (including, for the purposes of defeasance, future accrued) and unpaid interest on the Refinanced Debt and any fees and expenses, including premiums, related to such exchange or refinancing; (b) such new Debt has a stated maturity no earlier than the sooner to occur of (i) the date that is one year after the Maturity Date (as in effect on the date of incurrence of such new Debt) and (ii) the stated maturity date of the Refinanced Debt; (c) such new Debt has an average life at the time such new Debt is incurred that is no shorter than the shorter of (i) the period beginning on the date of incurrence of such new Debt and ending on the date that is one year after the Maturity Date (as in effect on the date of incurrence of such new Debt) and (ii) the average life of the Refinanced Debt at the time such new Debt is incurred; (d) such new Debt complies with the requirements set forth in clauses (ii) and (iv) of Section 9.02(i); (e) such new Debt is not incurred or guaranteed by a non-Guarantor if the Borrower or a Guarantor is the issuer or is otherwise an obligor on the Refinanced Debt; and (f) if the Refinanced Debt was subordinated in right of payment to the Indebtedness or the guarantees under the Guarantee and Collateral Agreement, such new Debt (and any guarantees thereof) is subordinated in right of payment to the Indebtedness (or, if applicable, the guarantees under the Guarantee and Collateral Agreement) to at least the same extent as the Refinanced Debt.

“Permitted Tax Distributions” means (a) for any calendar year or portion thereof during which the Borrower is a pass-through entity for U.S. federal income tax purposes, payments and distributions to the members or partners of the Borrower, on or prior to each estimated tax payment date as well as each other applicable due date, in an amount not to exceed the product of (i) the total aggregate taxable income of the Borrower and its Subsidiaries which is allocable to its members or partners as a result of the operations or activities of the Borrower and its Subsidiaries during the relevant period (determined by disregarding any adjustment to the taxable income of any member or partner of the Borrower that arises under Section 734(b) or Section 743(b) of the Code), multiplied by (ii) the highest combined marginal federal, state and local income tax rates applicable to any member or partner of the Borrower (or, if any of them are themselves a pass-through entity for U.S. federal income tax purposes, their members or partners) and (b) without duplication, any other payment or distribution permitted by Section 4.4 of the LLC Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six-year period preceding the date hereof, sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Wells Fargo as its prime rate in effect at its principal office in San Francisco; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.  Such rate is set by Wells Fargo as a general reference rate of interest, taking into account such factors as Wells Fargo may deem appropriate; it being understood that many of Wells Fargo’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Wells Fargo may make various commercial or other loans at rates of interest having no relationship to such rate.  Each change in the Prime Rate will be effective on the date the change is announced within Wells Fargo.

“Projected PDP Volumes” means the anticipated projected production from proved, developed, producing Oil and Gas Properties set forth in the most recently delivered Reserve Report (after giving effect to (1) any pro forma adjustments for the consummation of any acquisitions or dispositions of Oil and Gas Properties since the effective date of such Reserve Report and (2) any adjustments for changes in the anticipated projected production from proved, developed, producing Oil and Gas Properties since the effective date of such Reserve Report based on the actual production of Hydrocarbons and set forth in the most recent monthly production report delivered to the Administrative Agent pursuant to Section 8.01(n)).

“Projected Target Property PDP Volumes” means the anticipated projected production from proved, developed, producing Target Oil and Gas Properties as determined by the Borrower’s internal engineers.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).

“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant Lien becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quarter-End Production Report” means the report required to be delivered by the Borrower to the Administrative Agent pursuant to Section 8.01(n) with respect to each calendar month that is the last month of a fiscal quarter.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt, in each case prior to its scheduled maturity.  “Redeem” has the correlative meaning thereto.

“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(d).

“Redetermination Event” means (a) the occurrence of any payment default or other default under any Material Operating Agreement that would cause such Material Operating Agreement to be terminated or that would cause a Credit Party to lose a material right thereunder and such Material Operating Agreement has not been replaced by (or arrangements reasonably satisfactory to the Administrative Agent have not been made to replace such Material Operating Agreement with) a similar Material Operating Agreement reasonably acceptable to the Administrative Agent, or (b) any cancellation, termination, abandonment or transfer of any farmout agreement, or any material rights of the applicable Credit Party thereunder (other than a transfer to another Credit Party), to the extent that such cancellation, termination, abandonment or transfer, individually or in the aggregate, would cause the Credit Parties to cease to have the contractual right to earn an interest in, or to get an assignment of already earned interest in, oil and gas reserves constituting 10% or more of the Engineered Value of all proved, undeveloped reserves of the Credit Parties as set forth in the most recently delivered Reserve Report.

“Register” has the meaning assigned such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Remedial Work” has the meaning assigned such term in Section 8.10(a).

“Required Lenders” means, (a) if there are two or more Lenders, (i) at any time while no Loans are outstanding and no LC Exposure exists, Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Maximum Credit Amounts, and (ii) at any time while any Loans are outstanding or any LC Exposure exists, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)), or (b) if there is only one Lender, such Lender; provided that the Maximum Credit Amounts and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Required Lenders.

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each January 1st or July 1st (or such other date in the event of an Interim Redetermination) the oil and gas reserves attributable to the Oil and Gas Properties of the Credit Parties, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with the Administrative Agent’s lending requirements at the time.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person.  Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in any Person or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in any Person or any option, warrant or other right to acquire any such Equity Interests in any Person.  For the avoidance of doubt, Acquisition Related Costs and payments required under the CPDA shall not be considered Restricted Payments.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.

“Sabine Parent Guaranty” means that certain Parent Guaranty dated as of November 22, 2013 by and between Jones Parent and Sabine Mid-Continent LLC.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“Scheduled Redetermination” has the meaning assigned such term in Section 2.07(b).

“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d).

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Second Lien Notes” means the Debt arising under the Second Lien Term Loan Agreement regardless of whether such Debt is evidenced by promissory notes, as such Debt may be amended, modified, replaced, extended and rearranged as permitted by Section 9.04(b).

“Second Lien Term Loan Agreement” means that certain Second Lien Term Loan Credit Agreement dated as of the date hereof among the Borrower, Wells Fargo Energy Capital, Inc., as the Administrative Agent thereunder, and the lenders party thereto, together with all amendments, modifications and supplements thereto permitted by Section 9.04(b).

“Second Lien Term Loan Documents” means the Second Lien Term Loan Agreement, the Second Lien Notes and any “Loan Documents” (as defined therein), in each case, together with all amendments, modifications and supplements thereto permitted by Section 9.04(b).

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Bank, the Hedge Banks, and the other Persons (if any) the Indebtedness owing to which is or is purported to be secured by the Collateral under the terms of the Security Instruments.

“Security Instruments” means the Guarantee and Collateral Agreement, mortgages, deeds of trust and other agreements and instruments described or referred to in Exhibit E, and any and all other agreements and instruments now or hereafter executed and delivered by any Credit Party as security for the payment or performance of the Indebtedness (other than (a) Swap Agreements with the Lenders or any Affiliate of a Lender, (b) agreements, instruments or other documents entered into for the provision of Bank Products, or (c) assignment, participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement), as such agreements and instruments may be amended, modified, supplemented or restated from time to time.

“Senior Secured Debt” means all Indebtedness arising under the Loan Documents.

“Senior Unsecured Debt Incurrence” means the incurrence of any senior unsecured Debt of the Borrower, Jones Parent or any Subsidiary permitted under Section 9.02(i).

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” of a Person means (a) a corporation, partnership, joint venture, limited liability company or other business entity of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, managers or other Governing Body (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries, and (b) any partnership of which such Person or any of its Subsidiaries is a general partner.  Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Borrower.

“Subsidiary Guarantor” means (a) each existing Domestic Subsidiary of the Borrower other than any Excluded Subsidiary and (b) each future Domestic Subsidiary of the Borrower that guarantees the Indebtedness pursuant to Section 8.14(b).

“Subject Acquisition” has the meaning assigned such term in Section 9.17(d)(i).

“Swap Agreement” means any transaction or agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, whether or not any such transaction is governed by or subject to any master agreement.  For the avoidance of doubt, (a) a Swap Agreement governed by a master agreement, including any master agreement published by the International Swaps and Derivatives Association, Inc., shall be deemed entered into when such individual Swap Agreement is entered into without regard to the date on which such master agreement is entered into, and (b) any hedge position or hedging arrangement of the type described in the immediately preceding sentence shall be considered a Swap Agreement regardless of whether a written agreement or written confirmation is entered into.

“Swap Event” means the occurrence of any Swap Termination or any modification to any Swap Agreement, in each case to the extent that, after taking into account the net hedging position under all then outstanding Swap Agreements of the Borrower and its Subsidiaries taken as a whole (including any Swap Agreements entered into concurrently with such Swap Termination or modification), such Swap Termination or such modification could reasonably be expected to reduce the Borrowing Base assuming that a redetermination thereof was then being effected (the amount of such reduction being referred to as the “Swap Event Reduction Amount”).

“Swap Event Reduction Amount” has the meaning assigned in the definition of “Swap Event”.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination” means any assignment, termination, sale or unwind of any hedge position under any Swap Agreement prior to its maturity or the creation of any off-setting position (whether evidenced by a floor, put or Swap Agreement) with respect to any such position.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income Taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Target Oil and Gas Properties” has the meaning assigned such term in Section 9.17(d)(i).

“Tax Receivable Agreement” means that certain Tax Receivable Agreement dated as of July 29, 2013 by and among Jones Parent, the Borrower and each of the Members (as defined therein).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earliest of (i) the Maturity Date, (ii) the date of termination of the Commitments pursuant to Section 2.06 and (iii) the date of termination of the Commitments pursuant to Section 10.02.

“Total Debt” means, at any date, all Debt of Jones Parent and its Consolidated Subsidiaries.

“Total Leverage Ratio” means, as of the last day of each fiscal quarter ending on or after December 31, 2013, the ratio of (a) Total Debt as of such date to (b) EBITDAX for the period of four consecutive fiscal quarters ending on such date.

“Transactions” means the execution, delivery and performance by the Borrower or any Guarantor of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans and the use of the proceeds thereof, the issuance of Letters of Credit hereunder and the grant of Liens by any Credit Party on Mortgaged Properties and other Properties pursuant to the Security Instruments.

“Triggering Event” means (a) any Swap Event or (b) any Oil and Gas Disposition.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the LIBO Rate.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Voting Securities” means, with respect to any Person, Equity Interests of any class or kind having the power to vote for the election of the members of the Governing Body of such Person.

Section 1.03                             Types of Loans and Borrowings.  For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Section 1.04                             Terms Generally; Rules of Construction.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context or express language requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement.  No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05                             Accounting Terms and Determinations.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP as then in effect.  Notwithstanding the foregoing, if at any time any change in GAAP or the application thereof (in any event, the “Subject Change”), would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Borrower or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change (subject to the approval of the Majority Lenders); provided that, until so amended, (i) regardless of whether such request is made before or after such Subject Change, such ratio or requirement shall continue to be computed in accordance with GAAP without giving effect to such Subject Change, and (ii) the Borrower shall provide to the Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such Subject Change. Notwithstanding the foregoing clause (c), for purposes of this Agreement, (i) any lease that was treated as an operating lease under GAAP at the time it was entered into and that later becomes a Capital Lease as a result of the change in GAAP that occurs upon a conversion to International Financial Reporting Standards during the life of such lease, including any renewals, shall be treated as an operating lease for all purposes under this Agreement including the treatment of assets in calculating, among other things, EBITDAX or Debt, and (ii) any lease that is entered into after the occurrence of the change in GAAP discussed in the foregoing clause (i) shall be given the treatment provided for under GAAP, as so amended, for all purposes under this Agreement including the treatment of assets in calculating, among other things, EBITDAX.

ARTICLE II
The Credits

Section 2.01                             Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the total Revolving Credit Exposures exceeding the total Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans.

Section 2.02                             Loans and Borrowings.

(a)                                 Borrowings; Several Obligations.  Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)                                 Types of Loans.  Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)                                  Minimum Amounts; Limitation on Number of Borrowings.  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that, notwithstanding the foregoing, an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an

LC Disbursement as contemplated by Section 2.08(e).  Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d)                                 Notes.  Any Lender may request that Loans made by it be evidenced by a Note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a Note, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement, or (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, payable to such Lender in a principal amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed.  In the event that any Lender’s Maximum Credit Amount increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), and the Borrower had previously delivered such Lender one or more Notes, such Lender may request a new Note, and in such event the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Maximum Credit Amount after giving effect to such increase or decrease, and otherwise duly completed, against return of the Note(s) so replaced.  The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made (or deemed to be made) by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender.  Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03                             Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, Houston, Texas time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, Houston, Texas time, one Business Day before the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e).  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy (or by electronic transmittal (e-mail) if arrangements for doing so have been approved by the Administrative Agent) to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)                                     the aggregate amount of the requested Borrowing;

(ii)                                  the date of such Borrowing, which shall be a Business Day;

(iii)                               whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)                              in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v)                                 the amount equal to the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base, the current total Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing); and

(vi)                              the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Each Borrowing Request shall constitute a representation that the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the total Commitments (i.e., the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base).

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04                             Interest Elections.

(a)                                 Conversion and Continuance.  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)                                 Interest Election Requests.  To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy (or by electronic transmittal, if arrangements for doing so have been approved by the Administrative Agent) to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower.

(c)                                  Information in Interest Election Requests.  Each telephonic and written (including electronically transmitted) Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)                                     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                               whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)                              if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                                 Notice to Lenders by the Administrative Agent.  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                                  Effect of Failure to Deliver Timely Interest Election Request and Events of Default and Borrowing Base Deficiencies on Interest Election.  If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default or a Borrowing Base Deficiency has occurred and is continuing:  (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05                             Funding of Borrowings.

(a)                                 Funding by Lenders.  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Houston, Texas time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the Issuing Bank.  Except as set forth in Section

5.04, nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b)                                 Presumption of Funding by Lenders.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.06                             Termination and Reduction of Aggregate Maximum Credit Amounts.

(a)                                 Scheduled Termination of Commitments.  Unless previously terminated, the Commitments shall terminate on the Maturity Date.  If at any time the Aggregate Maximum Credit Amounts or the Borrowing Base is terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

(b)                                 Optional Termination and Reduction of Aggregate Credit Amounts.

(i)                                     The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that (A) each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (B) the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures would exceed the total Commitments.

(ii)                                  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable; provided that a notice of termination of the Aggregate Maximum Credit Amounts delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent and may not be reinstated.  Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

Section 2.07                             Borrowing Base.

(a)                                 Initial Borrowing Base.  For the period from and including the Amendment No. 8 Effective Date to but excluding the first Redetermination Date thereafter, the amount of the Borrowing Base shall be $575,000,000.  Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 8.13(c) or Section 9.12(d).

(b)                                 Scheduled and Interim Redeterminations.  The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.07 (a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on February 1 and August 1 of each year, commencing February 1, 2014. In addition, the Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Required Lenders, by notifying the Borrower thereof, each elect to cause the Borrowing Base to be redetermined once between each Scheduled Redetermination (together with any redetermination described in the immediately following sentence, an “Interim Redetermination”) in accordance with this Section 2.07.  In addition to any Interim Redetermination described in the immediately preceding sentence, upon the occurrence and during the continuance of any Redetermination Event, the Administrative Agent or the Required Lenders may, by notifying the Borrower thereof, elect to cause an additional redetermination of the Borrowing Base.

(c)                                  Scheduled and Interim Redetermination Procedure.

(i)                                     Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows:  Upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent, in the case of a Scheduled Redetermination, pursuant to Section 8.12(a) and (c), and, in the case of an Interim Redetermination, pursuant to Section 8.12(b) and (c) and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.12(c), as may, from time to time, be reasonably requested by the Required Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as it exists at the particular time.  In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Credit Amounts.

(ii)                                  The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A)                               in the case of a Scheduled Redetermination  (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on or before the January 15th and July 15th of such year following the date of delivery or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i); and

(B)                               in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.

(iii)                               Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or deemed to have been approved by all of the Lenders as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Required Lenders as provided in this Section 2.07(c)(iii).  Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base.  If, at the end of such 15-day period, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base.  If, at the end of such 15-day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, the Proposed Borrowing Base, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.07(d).  If, however, at the end of such 15-day period, all of the Lenders or the Required Lenders, as applicable, have not approved or deemed to have approved, as aforesaid, the Proposed Borrowing Base, then the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to all of the Lenders or the Required Lenders, as applicable, and, so long as such amount does not increase the Borrowing Base then in effect, such amount shall become the new Borrowing Base, effective on the date specified in Section 2.07(d).

(d)                                 Effectiveness of a Redetermined Borrowing Base.  After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Lenders or the Required Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall promptly notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders:

(i)                                     in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the May 1st or November 1st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and

(ii)                                  in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice.

Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.07(e), Section 8.13(c) or Section 9.12(d), whichever occurs first.  Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

(e)                                  Mandatory Reductions in the Borrowing Base.  In addition to the Borrowing Base redeterminations otherwise provided for in this Section 2.07, the Borrowing Base shall be automatically reduced as follows:

(i)                                     Effective immediately upon each Senior Unsecured Debt Incurrence that results in the aggregate principal amount of all Senior Unsecured Debt Incurrence since the Effective Date exceeding $400,000,000 (such amount in excess of $400,000,000 being referred to herein as the “Excess Amount”), the Borrowing Base then in effect shall be automatically reduced on the date of such incurrence by an amount equal to 25% of the Excess Amount; and

(ii)                                  With respect to any Triggering Event, if, after giving effect thereto, the sum of (x) the aggregate Engineered Value of the Oil and Gas Properties covered by all Oil and Gas Dispositions made since the immediately preceding Scheduled Redetermination Date (as reasonably determined by the Administrative Agent) and (y) the aggregate Swap Event Reduction Amount in respect of all Swap Events that have occurred since the immediately preceding Scheduled Redetermination Date (as reasonably determined by the Administrative Agent), exceeds five percent (5%) of the Borrowing Base then in effect, then the Borrowing Base shall automatically be reduced on the date such Triggering Event is effected by an amount equal to (A) in the case of an Oil and Gas Disposition, the value, if any, assigned to the Oil and Gas Properties subject to such Oil and Gas Disposition in the then-effective Borrowing Base, as reasonably determined by the Required Lenders, and (B) in the case of a Swap Event, the Swap Event Reduction Amount in respect thereof, as reasonably determined by the Required Lenders.

Section 2.08                             Letters of Credit.

(a)                                 General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period; provided that the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder if a Borrowing Base Deficiency exists at such time or would exist as a result thereof.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)                                 Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than five (5) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:

(i)                                     requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

(ii)                                  specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

(iii)                               specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));

(iv)                              specifying the amount of such Letter of Credit;

(v)                                 specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and

(vi)                              specifying the amount of the then effective Borrowing Base and whether a Borrowing Base Deficiency exists at such time, the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).

Each notice shall constitute a representation that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (i) the LC Exposure shall not exceed the LC Commitment and (ii) the total Revolving Credit Exposures shall not exceed the total Commitments (i.e. the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base).

If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  The letter of credit application shall be amended to the extent necessary to make it consistent with the terms of this Agreement.

(c)                                  Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is ten days prior to the Maturity Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above).

(d)                                 Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)                                  Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Houston, Texas time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Houston, Texas time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Houston, Texas time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., Houston, Texas time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if the Borrower fails to so reimburse such LC Disbursement by such time, the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.08(e) to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this Section 2.08(e) to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)                                   Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder (other than payment in full).  Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised all requisite care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)                                  Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)                                 Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed the Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans.  Interest accrued pursuant to this Section 2.08(h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.08(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)                                     Replacement of the Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)                                    Cash Collateralization.  If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(j), or (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Secured Parties, an amount in cash equal to, in the case of an Event of Default, the LC Exposure, and in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or any Guarantor described in Section 10.01(i) or Section 10.01(j).  The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Secured

Parties, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor.  The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any Guarantor may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever.  Such deposit shall be held as collateral securing the payment and performance of the Borrower’s or the Guarantors’ obligations under this Agreement and the other Loan Documents.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(k)                                 Certain Limitations.  Notwithstanding anything herein to the contrary, in addition to such other conditions and terms that are expressly provided in this Agreement, the Issuing Bank shall not be required to issue, increase, or extend any Letter of Credit hereunder (i) if such Letter of Credit is not a standby letter of credit or a letter of credit supporting the repayment of indebtedness for borrowed money of any Person, (ii) if such Letter of Credit is not governed by (A) the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or (B) the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Bank, (iii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing, increasing or extending such Letter of Credit, or any Governmental Requirement applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance, increase or extension of letters of credit generally or such Letter of Credit in particular, or (iv) if any Lender is at such time a Defaulting Lender hereunder, unless the Issuing Bank has entered into reasonably satisfactory arrangements with the Borrower or such Lender to eliminate the Issuing Bank’s risk with respect to such Lender.

ARTICLE III
Payments of Principal and Interest; Prepayments; Fees

Section 3.01                             Repayment of Loans.  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

Section 3.02                             Interest.

(a)                                 ABR Loans.  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b)                                 Eurodollar Loans.  The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(c)                                  Post-Default Rate.  Notwithstanding the foregoing, (i) if an Event of Default under Section 10.01(a), (b), (i) or (j) has occurred and is continuing, then all outstanding Senior Secured Debt (other than interest) shall bear interest, after as well as before judgment, at a rate per annum equal to (x) in the case of principal of any Loan, two percent (2%) plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (y) in the case of any other amount, two percent (2%) plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section, but in no event to exceed the Highest Lawful Rate, and (ii) if any other Event of Default has occurred and is continuing and the Required Lenders so elect, then all outstanding Senior Secured Debt (other than interest) shall bear interest, after as well as before judgment, at a rate per annum equal to (x) in the case of principal of any Loan, two percent (2%) plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (y) in the case of any other amount, two percent (2%) plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section, but in no event to exceed the Highest Lawful Rate.

(d)                                 Interest Payment Dates.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)                                  Interest Rate Computations.  All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03                             Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)                                 the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

(b)                                 the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing, provided, however, that upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans.

Section 3.04                             Prepayments.

(a)                                 Optional Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).  Partial optional prepayments pursuant to this Section 3.04 shall be in an aggregate principal amount of $500,000 or any whole multiple of $500,000 in excess thereof.

(b)                                 Notice and Terms of Optional Prepayment.  The Borrower shall notify the Administrative Agent by telephone (confirmed by hand delivery or telecopy, or by electronic transmittal, if arrangements for doing so have been approved by the Administrative Agent) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, Houston, Texas time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, Houston, Texas time, one Business Day before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Aggregate Maximum Credit Amounts as contemplated by Section

2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

(c)                                  Mandatory Prepayments.

(i)                                     If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), the total Revolving Credit Exposures exceeds the total Commitments, then the Borrower shall (A) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if after prepaying all of the Borrowings any excess remains as a result of an LC Exposure not then covered by cash collateral as provided in Section 2.08(j), pay to the Administrative Agent on behalf of the Lenders an amount which, together with then-existing cash collateral, is necessary to fully cover such LC Exposure, to be held as cash collateral as provided in Section 2.08(j).

(ii)                                  Upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.07 (other than pursuant to Section 2.07(e)) or in accordance with Section 8.13(c), if the total Revolving Credit Exposures exceeds the lesser of the Aggregate Maximum Credit Amounts and the redetermined or adjusted Borrowing Base, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).  The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral within ninety (90) days with an amount of not less than one-half (½) of such prepayment to be paid or deposited within forty-five (45) days following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(d) or the date the adjustment occurs; provided that all payments required to be made pursuant to this Section 3.04(c)(ii) must be made on or prior to the Termination Date.

(iii)                               Upon each reduction of the Borrowing Base pursuant to Section 2.07(e), if the total Revolving Credit Exposures exceeds the lesser of the Aggregate Maximum Credit Amounts and the Borrowing Base as reduced, then the Borrower shall, on the effective date of such reduction, (A) prepay the Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).

(iv)                              Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.

(v)                                 Each prepayment of Borrowings pursuant to this Section 3.04(c)  shall be applied ratably to the Loans included in the prepaid Borrowings.  Prepayments pursuant to this Section 3.04(c)  shall be accompanied by accrued interest to the extent required by Section 3.02.

(d)                                 No Premium or Penalty.  Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.

Section 3.05                             Fees.

(a)                                 Commitment Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”), which shall accrue at the rate per annum equal to the Applicable Margin for Commitment Fees on the average daily amount of the unused amount of the Commitment of such Lender during the period from and including the date of this Agreement to but excluding the Termination Date.  Accrued Commitment Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date.  All Commitment Fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)                                 Letter of Credit Fees.  The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to such Lender’s participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, provided that in no event shall such fee be less than $750 during any year, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)                                  Administrative Agent Fees.  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d)                                 Defaulting Lender Fees.  The Borrower shall not be obligated to pay the Administrative Agent any Defaulting Lender’s ratable share of the fees described in Section 3.05(a) and (b) for the period commencing on the day such Defaulting Lender becomes a Defaulting Lender and continuing for so long as such Lender continues to be a Defaulting Lender.

ARTICLE IV
Payments; Pro Rata Treatment; Sharing of Set-offs

Section 4.01                             Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)                                 Payments by the Borrower.  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, Houston, Texas time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim (other than deductions and withholdings required by applicable law as provided in Section 5.03(a)).  Fees, once paid, shall be fully earned and shall not be refundable under any circumstances.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b)                                 Application of Insufficient Payments.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)                                  Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply) but not including any Affiliate that is a financial institution, insurance company, commercial bank, investment bank, or any other entity that is an “accredited investor” (as defined in Regulation D enacted by the SEC pursuant to the Securities Act of 1933, as amended) that extends credit or buys loans as one of its businesses.  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02                             Presumption of Payment by the Borrower.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03                             Certain Deductions by the Administrative Agent.  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b), Section 2.08(d), Section 2.08(e) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.  If at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Loans then outstanding.  After acceleration or maturity of the Loans, all principal will be paid ratably as provided in Section 10.02(c).

Section 4.04                             Disposition of Proceeds.  The Security Instruments contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Secured Parties of all of the Borrower’s or Guarantors’ interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property that constitutes Oil and Gas Properties.  The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby.  Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the applicable Credit Parties, and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the applicable Credit Parties.

ARTICLE V
Increased Costs; Break Funding Payments; Taxes; Illegality

Section 5.01                             Increased Costs.

(a)                                 Eurodollar Changes in Law.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate) for Eurocurrency liabilities under Regulation D of the Board (as the same may be amended, supplemented or replaced from time to time) or otherwise; or

(ii)                                  impose on any Lender or the London interbank market any other condition (other than with respect to Indemnified Taxes or Excluded Taxes) affecting this Agreement or Eurodollar Loans made (or deemed to be made) by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)                                  Certificates.  A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                                 Effect of Failure or Delay in Requesting Compensation.  Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 365 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 365-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02                             Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto or (c) the failure to borrow (for a reason other than the failure of a Lender to make a Loan when obligated to do so), convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such

Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 5.03                             Taxes.

(a)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law; provided that if the Borrower, any Guarantor or the Administrative Agent shall be required by applicable law (as determined in the good faith discretion of the Borrower, Guarantor or Administrative Agent, as applicable) to deduct or withhold any Tax from such payments, then (i) the Borrower, such Guarantor or the Administrative Agent, as applicable, shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (ii) if such Tax is an Indemnified Tax, the sum payable by the Borrower or such Guarantor, as applicable, shall be increased as necessary so that after such deduction or withholding has been made (including such deductions or withholdings for Indemnified Taxes applicable to additional sums payable under this Section 5.03(a)), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                                 Payment of Other Taxes by the Borrower.  The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  Indemnification by the Borrower and Lenders.

(i)                                     The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate of the Administrative Agent, a Lender or the Issuing Bank as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrower and shall be conclusive absent manifest error.  If the Administrative Agent, a Lender or the Issuing Bank, as applicable, determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by a Credit Party or with respect to which a Credit Party has paid additional amounts pursuant to this Section 5.03, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by a Credit Party under this Section 5.03 with respect to the Indemnified Taxes giving rise to such refund); provided, that the Borrower, upon the request of the Administrative Agent, such Lender or the

Issuing Bank, as applicable, agrees to repay the amount paid over to the Borrower pursuant to this sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Bank, as applicable, in the event the Administrative Agent, such Lender or the Issuing Bank (as the case may be) is required to repay such refund to such Governmental Authority.  The immediately preceding sentence shall not be construed to require the Administrative Agent, any Lender or the Issuing Bank to make available its Tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(ii)                                  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c)(D) and (ii) any Excluded Taxes attributable to such Lender that are paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender authorizes the Administrative Agent to set off and apply any amounts owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against such amount due to the Administrative Agent under this clause (c)(ii).

(d)                                 Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes by the Borrower or a Guarantor to a Governmental Authority pursuant to this Section 5.03, the Borrower or such Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  Tax Forms.

(i)                                     Any Lender (which, for purposes of this Section 5.03(e) and Section 5.03(f), shall include any Issuing Bank and the Administrative Agent) that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(e)(ii)(A) and (ii)(B) below and Section 5.03(f)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing,

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)                                   in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)                              executed originals of IRS Form W-8ECI;

(III)                         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(IV)                          to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

Each Lender agrees that if any form or certification it previously delivered pursuant to Section 5.03(e) or Section 5.03(f) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)                                   FATCA.  Without limiting the generality of Section 5.03(e), if a payment made to a Lender or Issuing Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or Issuing Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or Issuing Bank (as applicable) shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or Issuing Bank (as applicable) has complied with such Lender’s or Issuing Bank’s (as applicable) obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (f), “FATCA” shall include any amendments made to FATCA after the Amendment No. 8 Effective Date.

(g)                                  Defined Terms.  For purposes of this Section 5.03, the term “applicable law” includes FATCA and the term “Lender” includes the Issuing Bank.

Section 5.04                             Mitigation Obligations; Replacement of Lenders.

(a)                                 Mitigation Obligations.  If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any Indemnified Tax or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment

(b)                                 Replacement of Lenders.  If (i) any Lender does not consent to any proposed increase in or reaffirmation of the Borrowing Base, (ii) any Lender is a Defaulting Lender, (iii) in connection with any consent to or approval of any proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or the consent of each Lender affected thereby, the consent of the Required Lenders shall have been obtained but any Lender has not so consented to or approved such proposed amendment, waiver, consent or release, (iv) in connection with any consent to or approval of any proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of the Required Lenders, the consent of the Majority Lenders shall have been obtained but any Lender has not so consented to or approved such proposed amendment, waiver, consent or release, or (v) any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any Indemnified Tax or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then, in any such case, (A) the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, and (B) the Administrative Agent may as to any Defaulting Lender upon notice to such Lender and the Borrower, require that such Lender assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04), all its interests, rights and obligations under this Agreement to a permitted assignee that shall assume such obligations (which assignee may be another Lender, if such Lender accepts such assignment); provided that such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts).  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.  Each Lender hereby agrees to make such assignment and delegations required under this Section 5.04.

Section 5.05                             Illegality.  Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

ARTICLE VI
Conditions Precedent

Section 6.01                             [Intentionally Omitted].

Section 6.02                             Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)                                 At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(b)                                 The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) on and as of  the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except, in each case, to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct as of such specified earlier date.

(c)                                  The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.08(b), as applicable.

Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a).

ARTICLE VII
Representations and Warranties

The Borrower represents and warrants to the Lenders that:

Section 7.01                             Organization; Powers.  The Borrower and each Guarantor is duly organized, validly existing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02                             Authority; Enforceability.  The Transactions are within the Borrower’s and each Guarantor’s corporate, limited liability company and/or organizational powers and have been duly authorized by all necessary organizational and, if required, action by any holders of its Equity Interests.  Each Loan Document to which the Borrower and each Guarantor is a party has been duly executed and delivered by the Borrower and such Guarantor and constitutes a legal, valid and binding obligation of the Borrower and such Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03                             Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including holders of its Equity Interests or any class of directors, managers or supervisors, as applicable, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except (i) such as have been obtained, taken, given or made and are in full force and effect, (ii) recordings and filings necessary to perfect the Liens created pursuant to the Loan Documents, and (iii) filings made or to be made in the ordinary course of business, (b) will not (i) violate any Governmental Requirement or (ii) violate any Organizational Documents of the Borrower or any Guarantor or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing Material Indebtedness or any Material Farmout Agreement or Material Operating Agreement binding upon the Borrower or any Guarantor or its Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or any Guarantor, and will not result in the creation or imposition of any Lien on any Property of the Borrower or any Guarantor (other than the Liens created by the Loan Documents).

Section 7.04                             Financial Condition; No Material Adverse Change.

(a)                                 The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, partners’ equity and cash flows as of and for the calendar year ended December 31, 2012, certified by a Financial Officer of the Borrower.  Jones Parent has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, partners’ equity and cash flows as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2013, certified by a Financial Officer of Borrower.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Borrower and Jones Parent, respectively, and their Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end adjustments and the absence of footnotes in the case of the unaudited financial statements.

(b)                                 There has been no event, development or circumstance since December 31, 2012 that has had or could reasonably be expected to have a Material Adverse Effect.

(c)                                  As of the date of each financial statement delivered pursuant to Section 8.01(a) or Section 8.01(b), such financial statement presents fairly, in all material respects, the financial position and results of operations and cash flows of Jones Parent and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end adjustments and the absence of footnotes in the case of the unaudited financial statements.

Section 7.05                             Litigation.

(a)                                 Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Guarantor (i) not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.

(b)                                 There has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 7.06                             Environmental Matters.  Except for such matters as set forth on Schedule 7.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)                                 the Borrower and the Guarantors and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws;

(b)                                 the Borrower and the Guarantors have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and neither the Borrower nor any Subsidiary Guarantor has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied;

(c)                                  there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to the Borrower’s knowledge, threatened against the Borrower or any Guarantor or any of their respective Properties or as a result of any operations at the Properties;

(d)                                 none of the Properties contain or have contained any:  (i) underground storage tanks; (ii) asbestos-containing materials; or (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;

(e)                                  there has been no Release or, to the Borrower’s knowledge, threatened Release, of Hazardous Materials at, on, under or from any of the Borrower’s or any Guarantor’s Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of the Borrower, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property;

(f)                                   neither the Borrower nor any Guarantor has received written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Borrower’s or any Guarantor’s Properties and, to the Borrower’s knowledge, there are no conditions or circumstances that would reasonably be expected to result in the receipt of such written notice;

(g)                                  there has been no exposure of any Person or property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Borrower’s or any Guarantor’s Properties that would reasonably be expected to form the basis for a claim for damages or compensation and, to the Borrower’s knowledge, there are no conditions or circumstances that would reasonably be expected to result in the receipt of notice regarding such exposure; and

(h)                                 the Borrower and the Guarantors have made available to Lenders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in the Borrower’s or any Guarantor’s possession or control and relating to their respective Properties or operations thereon.

Section 7.07                             Compliance with the Laws and Agreements; No Defaults.

(a)                                 Each Credit Party is in compliance with all Governmental Requirements (other than Environmental Laws which are addressed in Section 7.06 above) applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except in each case where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)                                 No Default has occurred and is continuing.

Section 7.08                             Investment Company Act.  No Credit Party is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, and subject to regulation and registration as such under, the Investment Company Act of 1940, as amended.

Section 7.09                             Taxes.  Each Credit Party has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the applicable Credit Party has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.  The charges, accruals and reserves on the books of the Credit Parties in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate.  No Tax Lien has been filed and, to the knowledge of the Borrower, no claim is being asserted against any Credit Party with respect to any such Tax or other such governmental charge.

Section 7.10                             ERISA.  Except for such matters as could not reasonably be expected to have a Material Adverse Effect:

(a)                                 The Borrower, its Subsidiaries and each ERISA Affiliate have complied with ERISA and, where applicable, the Code regarding each Plan.

(b)                                 Each Plan is, and has been, established and maintained in compliance with its terms, ERISA and, where applicable, the Code.

(c)                                  No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d)                                 Full payment when due has been made of all amounts which the Borrower, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof.

(e)                                  Neither the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any liability, including, without limitation, any such plan that is maintained to provide benefits to former employees of such entities (other than benefits mandated by Title I, Part 6 of ERISA and section 4980B of the Code).

(f)                                   Neither the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 7.11                             Disclosure; No Material Misstatements.  Each Credit Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect (other than fluctuations in crude oil and natural gas prices, or changes in the oil and gas exploration and production industry or general economic conditions in the United States that, in each case, do not materially and disproportionately affect the Credit Parties).  None of the other reports, financial statements, certificates or other information furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (excluding Engineering Reports), as modified or supplemented by other information so furnished, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Engineering Report are necessarily based upon professional opinions, estimates and projections and that the Credit Parties do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 7.12                             Insurance.  Each Credit Party has (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements to which it is party and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Credit Parties.  Subject to Section 8.07, the Administrative Agent has been named as an additional insured in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance.

Section 7.13                             Restriction on Liens.  Except as permitted by Section 9.15, no Credit Party is a party to any material agreement or arrangement or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of its Properties to secure the Indebtedness.

Section 7.14                             Subsidiaries.  Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.14, the Borrower has no Subsidiaries.

Section 7.15                             Location of Business and Offices.  Schedule 7.15 lists for the Borrower and each other Credit Party its full legal name, its jurisdiction of organization, its organizational identification number in its jurisdiction of organization and its principal place of business and chief executive office.  Schedule 7.15 shall be automatically supplemented by any notice delivered pursuant to Section 8.01(m) and in connection with the joinder of any Subsidiary under the Guarantee and Collateral Agreement pursuant to Section 8.14(b).

Section 7.16                             Properties; Titles, Etc.

(a)                                 The Credit Parties have good and defensible title to the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all their personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03 (subject to receipt of assignments from ExxonMobil under farmout agreements which are not more than twelve months past first production and subject to receipt of assignments from all other farmors under farmout agreements which are not more than six months past first production).  After giving full effect to the Excepted Liens, the Credit Party specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate such Credit Party to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Credit Party’s net revenue interest in such Property.

(b)                                 All material leases and agreements necessary for the conduct of the business of the Credit Parties are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

(c)                                  The material rights and Properties owned, leased or licensed by the Credit Parties, including, without limitation, all material easements and rights of way, include all material rights and Properties reasonably necessary for the conduct of the Credit Parties’ businesses.

(d)                                 All of the Properties of the Credit Parties (other than the Oil and Gas Properties which are addressed in Section 7.17 below) which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(e)                                  Each Credit Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by such Credit Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The Credit Parties either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.17                             Maintenance of Properties.  Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Credit Parties have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Credit Parties.  Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Credit Parties is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Credit Parties are deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of such Credit Party.  All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Credit Parties that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Credit Parties, in a manner consistent with the Credit Parties’ past practices (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expected to have a Material Adverse Effect).

Section 7.18                             Gas Imbalances, Prepayments.  Except as set forth on Schedule 7.18 or on the most recent certificate delivered pursuant to Section 8.12(c), on a net basis there are no gas imbalances, take or pay or other prepayments which would require the Credit Parties to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding 500,000 Mcf of gas (on an Mcf equivalent basis) in the aggregate.

Section 7.19                             Marketing of Production.  Except for contracts listed and in effect on the date hereof on Schedule 7.19, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrower represents that the Credit Parties are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on 60 days notice or less without penalty or detriment for the sale of production from the Credit Parties’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date of such disclosure or the date of such Reserve Report, as applicable.

Section 7.20                             Swap Agreements.  Schedule 7.20, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(e), sets forth a true and complete list of all Swap Agreements of the Credit Parties, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 7.21                             Use of Loans and Letters of Credit.  The proceeds of the Loans and the Letters of Credit shall be used to provide working capital for lease acquisitions, exploration and production operations and development drilling (including the drilling and completion of producing wells), to pay fees, commissions, expenses and transaction costs related to the foregoing and the other transactions to occur on the Effective Date, and for general corporate purposes of the Borrower and its Subsidiaries.  No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board).  No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.22                             Solvency.  After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and the Guarantors, taken as a whole, will exceed the aggregate Debt of the Borrower and the Guarantors taken as a whole, as the Debt becomes absolute and matures, (b) the Borrower and the Guarantors on a consolidated basis will not have incurred or intended to incur, and will not believe that they will incur, Debt beyond their ability to pay such Debt (after taking into account the timing and amounts of cash to be received by the Borrower and the Guarantors on a consolidated basis and the amounts to be payable on or in respect of their liabilities on a consolidated basis, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) the Borrower and the Guarantors on a consolidated basis will not have (and will have no reason to believe that they will have thereafter) unreasonably small capital for the conduct of their business.

Section 7.23                             OFAC; Anti-Terrorism.  Neither the Borrower nor any Subsidiary of the Borrower is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC.  Neither the Borrower nor any Subsidiary of the Borrower (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities.  No proceeds of any Loan will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

Section 7.24                             Farmout Agreements.

(a)                                 As of the date hereof and as of each date on which the certificate described in Section 8.12(c) is delivered to the Administrative Agent, Schedule 7.24, as such schedule shall be automatically supplemented to include the farmout agreements listed on the certificate delivered pursuant to Section 8.12(c), sets forth a description of each farmout agreement to which any Credit Party is a party.  With respect to each Material Farmout Agreement that is in effect on any date this representation and warranty is made or deemed made, (i) the Administrative Agent has been provided with a true and correct copy thereof as required by Section 8.12(c) to the extent the Administrative Agent has so requested a copy thereof, (ii) such Material Farmout Agreement is valid, binding and enforceable against the Credit Parties party thereto, and (iii) except as could not reasonably be expected to have a Material Adverse Effect, no default under such Material Farmout Agreement has occurred or is continuing.

(b)                                 The Credit Parties have obtained all consents from Governmental Authorities necessary to implement and complete in all material respects the Material Farmout Agreements as in effect on the Effective Date.

(c)                                  The Credit Parties have the right to grant a Lien on their respective interests in the Material Farmout Agreements to which they are party.

(d)                                 The Material Farmout Agreements comply in all material respects with all applicable restrictive covenants and Governmental Requirements and with all applicable Environmental Laws.

ARTICLE VIII
Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination) and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 8.01                             Financial Statements; Other Information.  The Borrower will furnish to the Administrative Agent (and the Administrative Agent shall furnish to each Lender):

(a)                                 Annual Financial Statements.  As soon as available, but in any event in accordance with then applicable law and not later than 120 days after the end of each fiscal year  of Jones Parent (or such shorter time period required by the SEC for Jones Parent to file its Form 10-K), its audited consolidated balance sheet and related statements of operations, members’ or shareholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national or regional standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Jones Parent and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP, consistently applied.

(b)                                 Quarterly Financial Statements.  As soon as available, but in any event in accordance with then applicable law and not later than 60 days after the end of each fiscal quarter of each fiscal year of Jones Parent (or such shorter time period required by the SEC for Jones Parent to file its Form 10-Q), its consolidated balance sheet and related statements of operations, members’ or shareholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Jones Parent and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end adjustments and the absence of footnotes.

(c)                                  Certificate of Financial Officer — Compliance.  Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01 and (iii) stating whether any change in GAAP, or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(d)                                 [Intentionally Omitted].

(e)                                  Certificate of Financial Officer — Swap Agreements.  Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements of the Credit Parties in effect on such date, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the then net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(f)                                   Certificate of Insurer — Insurance Coverage.  Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.

(g)                                  Other Accounting Reports.  Promptly upon receipt thereof, a copy of each other report or letter submitted to any Credit Party by independent accountants in connection with any annual, interim or special audit made by them of the books of any such Credit Party, and a copy of any response by such Credit Party, to such letter or report.

(h)                                 SEC and Other Filings; Reports to Shareholders.  Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Jones Parent or the Borrower with the SEC, or with any national securities exchange, or distributed by Jones Parent or the Borrower to its shareholders generally, as the case may be.

(i)                                     Notices Under Material Instruments.  Promptly after the furnishing or receipt thereof, (a) copies of any notices of redemption, defeasance, conversion, retirement or acquisition of, or under, any Disqualified Capital Stock, if any, of the Borrower and (b) copies of any notices of default under the Second Lien Term Loan Documents not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(j)                                    Lists of Purchasers.  Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.12, a list of all Persons purchasing Hydrocarbons from the Credit Parties.

(k)                                 Notice of Sales of Oil and Gas Properties.  If any Credit Party intends to sell, transfer, assign or otherwise dispose of any Oil or Gas Properties (other than Hydrocarbons sold in the ordinary course of business) in accordance with Section 9.12 and such sale, transfer, assignment, or other disposition would cause an automatic reduction of the Borrowing Base pursuant to Section 2.07(e)(ii), prior written notice of such sale, transfer, assignment, or other disposition, the price thereof and the anticipated date of closing and any other details thereof reasonably requested by the Administrative Agent or any Lender.

(l)                                     Notice of Casualty Events.  Prompt written notice, and in any event within five Business Days, of the occurrence of any Casualty Event.

(m)                             Information Regarding Borrower and Guarantor.  Prompt written notice (and in any event within ten (10) days prior thereto or such later date as may be reasonably acceptable to the Administrative Agent) of any change (i) in the Borrower’s or any Guarantor’s corporate name, (ii) in the location of the Borrower’s or any Guarantor’s chief executive office or principal place of business, (iii) in the Borrower’s or any Guarantor’s identity or corporate structure, (iv) in the Borrower’s or any Guarantor’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in the Borrower’s or any Guarantor’s federal taxpayer identification number.

(n)                                 Production Report and Lease Operating Statements.  Concurrently with the delivery of the financial statements required under Section 8.01(a) and (b) above, (i) for each calendar month during the period of three consecutive calendar months ended on such fiscal period end, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties of the Credit Parties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month, and (ii) the monthly average of actual volume of production from the Oil and Gas Properties of the Credit Parties for such three month period, in each case, all certified by a Financial Officer as presenting fairly in all material respects the information contained therein, and to the extent applicable, all based on the actual lease operating statements for such Oil and Gas Properties.

(o)                                 Notices of Certain Changes.  Promptly, but in any event within five (5) Business Days  after the execution thereof (or such later date as the Administrative Agent may agree), copies of any amendment, modification or supplement to any Organizational Document of the Borrower or any Guarantor.

(p)                                 Notices Relating to Farmout Agreements.  Promptly upon their becoming available, copies of all notices of (i) any cancellation, termination, abandonment or transfer of any Material Farmout Agreement or of any material rights of the applicable Credit Party thereunder, (ii) cancellation, termination, abandonment, transfer or amendment of any farmout agreement that has been fully earned but for which the applicable Credit Party does not have record title, and (iii) any payment default or other default under any Material Farmout Agreement or any other farmout agreement that has been fully earned but for which the applicable Credit Party does not have  record title.

(q)                                 Other Requested Information.  Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Credit Parties (including, without limitation, any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request.

Any documentation or information that Borrower or Jones Parent is required to deliver to the Administrative Agent under this Section 8.01 shall be deemed to have been delivered to the Administrative Agent on the date on which such information or documentation is posted to (i) the investor relations section of www.jonesenergy.com (or any successor website thereto of which Borrower notifies the Administrative Agent in accordance with Section 12.01), (ii) the then-current website for the SEC, or (iii) www.intralinks.com (or (A) any successor website thereto of which Borrower notifies the Administrative Agent in accordance with Section 12.01 or (B) any other virtual data room website that is commonly used in the banking industry to facilitate syndicated loan transactions and to which all Lenders have been granted access).

Section 8.02                             Notices of Material Events.  Promptly, and in any event within five Business Days after any Responsible Officer of the Borrower obtains knowledge thereof, the Borrower will furnish to the Administrative Agent (for distribution to the Lenders) written notice of the following:

(a)                                 the occurrence of any Default;

(b)                                 the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

(c)                                  any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03                             Existence; Conduct of Business.  The Borrower and Jones Parent will, and will cause each of the Subsidiary Guarantors to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11; provided further that any Subsidiary Guarantor may dissolve at any time after it has conveyed all of its Property to the Borrower or any other Subsidiary Guarantor or Jones Parent in compliance with Section 9.11.

Section 8.04                             Payment of Taxes.  The Borrower will, and will cause each of the Guarantors to pay or discharge all Tax liabilities of the Borrower and all of the Guarantors before the same shall become delinquent or in default, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Borrower or the Guarantors have set aside on their books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of the Borrower or any Guarantor.

Section 8.05                             [Intentionally Omitted].

Section 8.06                             Operation and Maintenance of Properties; Farmouts.  The Borrower, at its own expense, will, and will cause each of the Subsidiary Guarantors to:

(a)                                 operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect;

(b)                                 subject to any Disposition permitted by this Agreement, keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities;

(c)                                  promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, and other similar payments accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties, except for (i) such rentals, royalties and other similar payments which are being contested in good faith by appropriate proceedings and for which reserves shall have been made therefor and (ii) such rentals, royalties and other similar payments the nonpayment of which could not reasonably be expected to result in a reduction in the Engineered Value of such Oil and Gas Properties in an amount equal to or greater than $5,000,000;

(d)                                 promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, all material obligations required by each and all of the material assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties which are reasonably necessary for the operation of their businesses and ownership of its Oil and Gas Properties; and

(e)                                  to the extent the Borrower is not the operator of any Property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 8.06.

Section 8.07                             Insurance.  The Borrower will, and will cause each of the Subsidiary Guarantors to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations (provided, that this Section 8.07 shall not be breached if an insurance company becomes financially insolvent and the Borrower or relevant Subsidiary Guarantor reasonably promptly obtains coverage from a different, financially sound insurer) or are otherwise required to be maintained under applicable law.  The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.

Section 8.08                             Books and Records; Inspection Rights.  The Borrower and Jones Parent will, and will cause each of the Subsidiary Guarantors to, keep proper books of record and account in accordance with GAAP.  The Borrower and Jones Parent will, and will cause each of the Subsidiary Guarantors to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and during normal business hours, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided, that so long as no Event of Default has occurred and is continuing, there may be no more than three such inspections in any calendar year).

Section 8.09                             Compliance with Laws.  The Borrower will, and will cause each of the Guarantors to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to them or their Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.10                             Environmental Matters.

(a)                                 The Borrower and Jones Parent shall at its sole expense: (i) comply, and shall cause its Properties and operations and each Guarantor and each Guarantor’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise release, and shall cause each Subsidiary not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of the Borrower’s or the Guarantors’ Properties or any other Property to the extent caused by the Borrower’s or any of the Guarantors’ operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or the Guarantors’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of the Borrower’s or the Guarantors’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and (v) establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Borrower’s and the Guarantors’ obligations under this (a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b)                                 The Borrower will promptly, but in no event later than ten days after a Responsible Officer obtains knowledge thereof, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against the Borrower or its Properties or any Guarantor or any Guarantor’s Properties in connection with any Environmental Laws (excluding routine testing and corrective action) if (i) a Credit Party has been notified in writing of such threatened action, investigation, inquiry, demand or lawsuit and (ii) a Credit Party reasonably anticipates that such action, investigation, inquiry, demand or lawsuit will result in liability (whether individually or in the aggregate) in excess of $10,000,000, not fully covered by insurance, subject to normal deductibles.

Section 8.11                             Further Assurances.

(a)                                 The Borrower at its sole expense will, and will cause the Guarantors to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any of the Guarantors, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as the Administrative Agent may reasonably deem necessary or appropriate in connection therewith.

(b)                                 The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Property owned by any Credit Party that is subject to the Liens under the Security Instruments without the signature of the Borrower or any Guarantor where permitted by law.  A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.12                             Reserve Reports.

(a)                                 On or before January 15 and July 15 of each year, commencing January 15, 2014, the Borrower shall furnish to the Administrative Agent (for distribution to the Lenders) a Reserve Report evaluating the Oil and Gas Properties of the Credit Parties as of January 1 or July 1, as applicable, of such year.  The Reserve Report to be delivered on or before January 15 of each year shall be prepared by one or more Approved Petroleum Engineers, and the Reserve Report to be delivered on or before July 15 of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1st Reserve Report.

(b)                                 In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent (for distribution to the Lenders) a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1st Reserve Report.  For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.07(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request.

(c)                                  With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent (for distribution to the Lenders) a certificate from a Responsible Officer certifying that, in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct (it being understood that projections concerning volumes and production and cost estimates contained in such report are necessarily based upon professional opinions, estimates and projections upon which such Person is relying when making such certifications), (ii) the Borrower and the Subsidiary Guarantors own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03 (subject to receipt of assignments from ExxonMobil under farmout agreements which are not more than twelve months past first production and subject to receipt of assignments from all other farmors under farmout agreements which are not more than six months past first production), (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any of the Subsidiary Guarantors to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of such Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the date hereof, (vi) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and that the Engineered Value of such Oil and Gas Properties represents at least 80% (by value) of all Oil and Gas Properties of the Credit Parties evaluated in the Reserve Report delivered to the Administrative Agent most recently prior to the Reserve Report attached to such certificate and (vii) attached to the certificate is a list of all farmout agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report prior to the Reserve Report attached to such certificate.

Promptly after the request of the Administrative Agent, the Borrower will deliver to the Administrative Agent true and correct copies of any Material Farmout Agreement listed on the certificate described in the immediately preceding sentence.

Section 8.13                             Title Information.

(a)                                 Within thirty (30) days of delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a) (or such later date as may be acceptable to the Administrative Agent), the Borrower will deliver title information in form and substance reasonably acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the Engineered Value of the Oil and Gas Properties evaluated by such Reserve Report.

(b)                                 If the Borrower has provided title information for additional Properties under Section 8.13(a), the Borrower shall, within 60 days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties which constitute Oil and Gas Properties and with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clause (h) of such definition) having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the value of the Oil and Gas Properties evaluated by such Reserve Report.

(c)                                  If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 60-day period or the Borrower does not comply with the requirements to provide acceptable title information covering 80% of the value of the Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead the Administrative Agent and/or the Required Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders.  To the extent that the Administrative Agent or the Required Lenders are not satisfied with title to any Mortgaged Property that constitutes Oil and Gas Properties after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the 80% requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on 80% of the value of the Oil and Gas Properties.  This new Borrowing Base shall become effective immediately after receipt of such notice.

Section 8.14                             Additional Collateral; Additional Guarantors.

(a)                                 In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties that constitute Oil and Gas Properties (as described in Section 8.12(c)(iv)) to ascertain whether such Mortgaged Properties represent at least 80% of the Engineered Value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production.  In the event that such Mortgaged Properties do not represent at least 80% of such Engineered Value, then the Borrower shall, and shall cause the Subsidiary Guarantors to, grant, within thirty (30) days of delivery of the certificate required under Section 8.12(c). (or such later date as may be acceptable to the Administrative Agent), to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (subject to Excepted Liens other than Excepted Liens described in clause (h) of such definition) on additional Oil and Gas Properties evaluated in the most recently completed Reserve Report not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties that constitute Oil and Gas Properties will represent at least 80% of such Engineered Value.  All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.  In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

(b)                                 The Borrower shall promptly cause each of its Domestic Subsidiaries (other than Excluded Subsidiaries) to guarantee the Indebtedness pursuant to the Guarantee and Collateral Agreement.  In connection with any such guaranty, the Borrower shall promptly, but in any event no later than 30 days after the formation or acquisition (or other similar event) of any such Subsidiary (or such later date as may be acceptable to the Administrative Agent), (i) cause such Subsidiary to execute and deliver a supplement to the Guarantee and Collateral Agreement, (ii) cause all of the Equity Interests of such Subsidiary to be pledged to the Administrative Agent, for the benefit of the Secured Parties, and to the extent such Equity Interests are certificated, cause such original stock or other certificates evidencing such Equity Interests, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof, to be delivered to the Administrative Agent, and (iii) cause such Subsidiary to execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(c)                                  The Borrower agrees that it will not, and will not permit any Guarantor to, grant a Lien on any Property to secure the Second Lien Notes without contemporaneously granting to the Administrative Agent, as security for the Indebtedness, a first-priority, perfected Lien (subject to Liens permitted by Section 9.03, it being understood that the Liens permitted under Section 9.03(c) shall be subordinated to the Liens securing the Indebtedness pursuant to the terms and conditions of the Intercreditor Agreement) on the same Property pursuant to Security Instruments in form and substance reasonably satisfactory to the Administrative Agent.  In connection therewith, the Borrower shall, and shall cause each Guarantor to, execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

Section 8.15          ERISA Compliance.  The Borrower will promptly furnish and will cause its Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent (i) promptly after the filing thereof with the United States Secretary of Labor or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder or (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any material “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor or the PBGC with respect thereto.

Section 8.16          Swap Agreements.  Prior to any Swap Event with respect to which the Swap Event Reduction Amount would exceed $5,000,000, the Borrower shall provide written notice thereof to Administrative Agent.

Section 8.17          Marketing Activities.  The Borrower will not, and will not permit any of the Subsidiary Guarantors to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (i) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (ii) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower or the Subsidiary Guarantors that the Borrower or the Subsidiary Guarantors have the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (iii) other contracts for the purchase and/or sale of Hydrocarbons of third parties (A) which have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (B) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Section 8.18          [Intentionally Omitted].

Section 8.19          Designation of Senior Debt.  The Borrower shall, and shall cause each Subsidiary to, designate all Indebtedness as “designated senior indebtedness” under any note or indenture documents applicable to it (including any senior unsecured notes evidencing Debt permitted under Section 9.02(i)), to the extent such note or indenture documents provide for the designation by the Borrower or such Subsidiary of other Debt as “designated senior indebtedness.”

ARTICLE IX
Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination) and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower and Jones Parent covenant and agree with the Lenders that:

Section 9.01          Financial Covenants.

(a)           Total Leverage Ratio.  Jones Parent will not permit the Total Leverage Ratio, as of the last day of each fiscal quarter, commencing with the fiscal quarter ended December 31, 2013, to be greater than 4.00 to 1.00.

(b)           Current Ratio.  Jones Parent will not permit the ratio of (i) consolidated current assets of Jones Parent and its Consolidated Subsidiaries (including the unused amount of the total Commitments, but excluding non-cash assets under FAS 133) to (ii) consolidated current liabilities of Jones Parent and its Consolidated Subsidiaries (excluding (A) non-cash obligations under FAS 133, (B) current maturities under this Agreement, and (C) current maturities under the Second Lien Term Loan Agreement), as of the last day of each fiscal quarter, commencing with the fiscal quarter ended December 31, 2013, to be less than 1.0 to 1.0.

Section 9.02          Debt.  The Borrower will not, and will not permit any of the Subsidiary Guarantors to, incur, create, assume or suffer to exist any Debt, except the following:

(a)           the Notes or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Indebtedness arising under the Loan Documents;

(b)           Debt of the Borrower or Subsidiary Guarantor under Capital Leases and Debt incurred to finance the acquisition, construction or improvement of any fixed or capital assets other than Properties described in clauses (a) — (e) of the definition of “Oil and Gas Properties” (whether or not constituting purchase money Debt); provided, however, that the aggregate amount of all such Debt at any one time outstanding shall not exceed $12,000,000;

(c)           Debt of the Borrower or Subsidiary Guarantor associated with bonds or surety obligations (i) required by Governmental Requirements in connection with the operation of the Oil and Gas Properties or (ii) required in connection with the performance of contracts and (iii) incurred in the ordinary course of business;

(d)           endorsements of negotiable instruments for collection in the ordinary course of business;

(e)           Debt under the Second Lien Term Loan Documents, the principal amount of which Debt does not exceed the applicable amount set forth in the Intercreditor Agreement;

(f)            intercompany Debt between the Borrower and a Subsidiary that is a Subsidiary Guarantor or between Subsidiaries that are Subsidiary Guarantors; provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or a Subsidiary Guarantor, and, provided further, that any such Debt owed by either the Borrower or a Subsidiary Guarantor shall be subordinated to the Indebtedness on terms set forth in the Guarantee and Collateral Agreement;

(g)           Debt in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptance and performance and surety bonds provided by the Borrower or any Subsidiary Guarantor in the ordinary course of business;

(h)           Debt of the Borrower or Subsidiary Guarantor consisting of obligations to pay insurance premiums;

(i)            unsecured Debt of the Borrower or any Subsidiary Guarantor evidenced by bonds, debentures, notes or other similar instruments (including any Permitted Refinancing Debt in respect thereof); provided that, (i) the scheduled maturity date of such Debt shall not be earlier than one year after the Maturity Date, (ii) such Debt shall not have any amortization or other requirement to purchase, redeem, retire, defease or otherwise make any payment in respect thereof, other than at scheduled maturity thereof and mandatory prepayments or puts triggered upon change in control, sale of all or substantially all assets and certain asset sales, in each case which are customary with respect to such type of Debt, (iii) the aggregate principal amount of such Debt shall not exceed $500,000,000, (iv) the agreements and instruments governing such Debt shall not contain (A) any financial maintenance covenants that are more restrictive than those in this Agreement or any other affirmative or negative covenants that are, taken as a whole, materially more restrictive than those set forth in this Agreement; provided that the inclusion of any covenant that is customary with respect to such type of Debt and that is not found in this Agreement shall not be deemed to be more restrictive for purposes of this clause (A), (B) any restriction on the ability of the Borrower or any of its Subsidiaries to amend, modify, restate or otherwise supplement this Agreement or the other Loan Documents (other than as to the maximum principal amount of Debt to be incurred hereunder), (C) any restrictions on the ability of any Subsidiary of the Borrower to guarantee the Indebtedness to the extent the Indebtedness is permitted thereunder, provided that a requirement that any such Subsidiary also guarantee such Debt shall not be deemed to be a violation of this clause (C), or (D) any restrictions on the ability of any Subsidiary or the Borrower to pledge assets as collateral security for the Indebtedness to the extent the Indebtedness is permitted thereunder, and (v) until such time as the obligations under the Second Lien Term Loan Documents are repaid in full, the net proceeds of such Debt are applied to repay the obligations under the Second Lien Term Loan Documents;

(j)            [Intentionally Omitted]; and

(k)           other Debt of the Borrower or Subsidiary Guarantor in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding.

For the avoidance of doubt, when calculating the amount of Debt for purposes of determining compliance with clause (b), (i) or (k) above, such calculation shall not include any guarantee by a Credit Party in respect of other Debt already included in such calculation.

Section 9.03          Liens.  The Borrower will not, and will not permit any of the Subsidiary Guarantors to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a)           Liens securing the payment of any Indebtedness created pursuant to the Security Instruments;

(b)           Excepted Liens;

(c)           Liens on Property securing the Debt under the Second Lien Term Loan Documents as permitted by the Intercreditor Agreement; provided, however, that (i) such Liens securing such Debt are subordinate to the Liens securing the Indebtedness pursuant to the Intercreditor Agreement and (ii) both before and after giving effect to the incurrence of any such Lien, the Borrower is in compliance with Section 8.14(c);

(d)           Liens securing Debt permitted under Section 9.02(b); provided that such Liens do not at any time encumber any property other than the property financed by such Debt;

(e)           Liens arising from UCC financing statements filed on a precautionary basis in respect of operating leases intended by the parties to be true leases (other than any such leases entered into in violation of this Agreement);

(f)            Liens on insurance proceeds securing Debt permitted by Section 9.02(h) of this Agreement;

(g)           [Intentionally Omitted]; and

(h)           Liens on Property not constituting collateral for the Indebtedness and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the aggregate principal or face amount of all Debt and other obligations permitted to be secured under this (h) shall not exceed $6,000,000 at any time outstanding.

Section 9.04          Dividends, Distributions and Redemptions.

(a)           Restricted Payments.  The Borrower will not, and will not permit any of the Subsidiary Guarantors to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment to its Equity Interest holders without the prior approval of the Majority Lenders, except that: (i) the Borrower and each Subsidiary Guarantor may declare and pay dividends or distributions with respect to their Equity Interests payable solely in additional Equity Interests of such Person (other than Disqualified Capital Stock), (ii) each Subsidiary may make Restricted Payments to the Borrower and to any Subsidiaries of the Borrower that are Subsidiary Guarantors, (iii)(A) from and after the Amendment No. 8 Effective Date until March 31, 2015, the Borrower or such Subsidiary Guarantor may make cash Restricted Payments in an aggregate amount not to exceed $10,000,000 in respect of repurchases of its Equity Interests from employees (and their heirs, estates and assigns) or from Jones Parent in order for Jones Parent to repurchase its Equity Interests from employees (and their heirs, estates and assigns), and (B) from and after April 1, 2015, the Borrower or such Subsidiary Guarantor may make cash Restricted Payments in respect of repurchases of its Equity Interests from employees (and their heirs, estates and assigns) or from Jones Parent in order for Jones Parent to repurchase its Equity Interests from employees (and their heirs, estates and assigns), in any case under this clause (B), upon the death, termination or disability of such employee in an aggregate amount under this clause (B) not to exceed an amount equal to (1) $5,000,000 minus (2) the aggregate amount of cash Restricted Payments made in accordance with sub-clause (iii)(A), and, in any event, such amount shall be no less than $0, (iv) the Borrower may make Permitted Tax Distributions, (v) the Borrower may make Permitted Payments in an aggregate amount not to exceed $5,000,000 in any fiscal year, and (vi) Borrower may declare and pay cash dividends or distributions to Jones Parent in an aggregate amount not to exceed $5,000,000 in any fiscal year, so long as after giving effect to such payment, (A) Liquidity is greater than or equal to 10% of the Borrowing Base then in effect and (B) the Total Leverage Ratio, after giving pro forma effect to such Restricted Payment, is not greater than 3.50 to 1.00.

(b)           Redemption of Second Lien Notes; Amendment of Second Lien Term Loan Documents.  The Borrower will not, and will not permit any of the Subsidiary Guarantors to: (i) call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Second Lien Notes other than the optional Redemption in whole of such Second Lien Notes with the proceeds resulting from the first Senior Unsecured Debt Incurrence to occur after the Amendment No. 8 Effective Date, or (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Second Lien Term Loan Document if (A) the effect thereof would be to shorten the maturity of the Second Lien Notes or shorten the average life or increase the amount of any payment of principal thereof or increase the rate or add call or prepayment premiums or shorten any period for payment of interest thereon, (B)  such action adds additional Property as collateral to secure the Second Lien Notes unless the Borrower complies with Section 8.14(c) or (C) such action adds any covenants or defaults without this Agreement being contemporaneously amended to add (to the extent appropriate) substantially similar covenants or defaults.

Section 9.05          Investments, Loans and Advances.  The Borrower will not, and will not permit any of the Subsidiary Guarantors to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a)           Investments reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.05;

(b)           Investments made by the Borrower or any Subsidiary Guarantor in the form of accounts receivable arising in the ordinary course of business;

(c)           Investments made by the Borrower or any Subsidiary Guarantor in the form of direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

(d)           Investments made by the Borrower or any Subsidiary Guarantor in the form of commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s;

(e)           Investments made by the Borrower or any Subsidiary Guarantor in the form of deposits maturing within one year from the date of creation thereof, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively; provided that First National Bank of Albany/Breckenridge shall not be subject to the deposit rating requirement;

(f)            Investments made by the Borrower or any Subsidiary Guarantor in the form of deposits in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e);

(g)           Investments in or to (or, with respect to Guarantees permitted under Section 9.02, for the benefit of) any other Credit Party;

(h)           [Intentionally Omitted];

(i)            Investments in the form of direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America;

(j)            Investments in the form of loans or advances to employees, officers, directors or managers of the Borrower, as the case may be, to the extent that such Investment is permitted by applicable law, including (to the extent applicable) Section 402 of the Sarbanes Oxley Act of 2002; provided that the aggregate outstanding amount of Investments under this Section 9.05(j) shall not exceed $1,000,000 in the aggregate at any time;

(k)           Investments in the form of in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Borrower or any of the Subsidiary Guarantors as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrower or any of the Subsidiary Guarantors; provided that the Borrower shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 9.05(k) exceeds $500,000;

(l)            Investments in the form of Debt permitted under Section 9.02(f);

(m)          Investments in the form of Swap Agreements to the extent permitted under Section 9.17;

(n)           Investments in connection with the purchase, lease or other acquisition of tangible assets of any Person, and investments made by such Persons in connection with the purchase, lease or other acquisition of all or substantially all of the business of any other Person, or all of the Equity Interests of any other Person, or any division, line of business or business unit of any other Person (including by the merger or consolidation of such Person into the Borrower or any Subsidiary Guarantor); provided that (i) any newly acquired Subsidiary shall promptly comply with the requirements of Section 8.14(b), (ii) no Default exists before and after giving effect to such Investment, (iii) immediately after giving effect to such Investment, Availability is greater than or equal to the greater of (A) $12,000,000 and (B) 5% of the lesser of the Aggregate

Maximum Credit Amounts and the Borrowing Base then in effect, and (iv) after giving effect to such Investment, the Borrower shall be in pro forma compliance with Section 9.01;

(o)           Investments permitted by Section 9.11 or Section 9.14;

(p)           Investments by the Borrower or a Subsidiary Guarantor in the Equity Interests of its Subsidiaries as of the date of this Agreement;

(q)           Investments by a Credit Party in CPD SPE required under the CPDA; and

(r)            other Investments made by the Borrower or any Subsidiary Guarantor not to exceed $35,000,000 in the aggregate at any time.

Section 9.06          Nature of Business; International Operations.  The Borrower will not, and will not permit any of the Subsidiary Guarantors to, allow any material change to be made in the character of their business as an independent oil and gas exploration and production company.  From and after the date hereof, the Borrower and the Subsidiary Guarantors will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States.

Section 9.07          [Intentionally Omitted.]

Section 9.08          Proceeds of Loans.  The Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 7.21.  Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.  If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

Section 9.09          ERISA Compliance.  Except for such matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, the Borrower will not, and will not permit any of the Subsidiary Guarantors to, at any time:

(a)           engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower, a Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code.

(b)           fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto.

(c)           contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to (i) any employee welfare benefit plan, as defined in section 3(1) of ERISA, which may not be terminated by such entities in their sole discretion at any time without any material liability, including, without limitation, any such plan that is maintained to provide benefits to former employees of such entities, (other than benefits mandated by Title I, Part 6 of ERISA and section 4980B of the Code), or (ii) any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 9.10          Sale or Discount of Receivables.  Except for (a) receivables obtained by the Borrower or any of the Subsidiary Guarantors out of the ordinary course of business, (b) the settlement of joint interest billing accounts in the ordinary course of business, (c) discounts granted to settle collection of accounts receivable, (d) the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, and (e) the Alpine Releases, the Borrower will not, and will not permit any of the Subsidiary Guarantors to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

Section 9.11          Mergers, Etc.  Neither the Borrower nor any of the Guarantors will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its Property to any other Person, except that (a) any Guarantor may merge into or with or consolidate with the Borrower in a transaction in which the Borrower is the surviving entity, (b) any Guarantor may merge into or with or consolidate with any other Guarantor, (c) any Guarantor may dispose of all or substantially all of its Property to the Borrower or any other Guarantor, and (d) the Borrower or any Subsidiary Guarantor may engage in any acquisition to the extent permitted under Section 9.05.

Section 9.12          Sale of Properties.  The Borrower will not, and will not permit any of the Subsidiary Guarantors to, sell, assign, farm-out, convey or otherwise transfer (each, a “Disposition”) any Property except for:

(a)           the sale of Hydrocarbons and seismic data (other than such data pertaining to proved Oil and Gas Properties evaluated in the most recent Reserve Report) in the ordinary course of business;

(b)           Dispositions of undeveloped acreage, including undeveloped acreage of the Credit Parties under any farmout agreements not included in the most recent Reserve Report, and assignments in connection with such farmouts and transfers;

(c)           the sale or transfer or abandonment of obsolete, worn-out or surplus equipment that is no longer necessary for the business of the Borrower or such Subsidiary Guarantor or is replaced by equipment of at least comparable value and use;

(d)           the Disposition of any Oil and Gas Property or any interest therein or any Subsidiary owning Oil and Gas Properties; provided that (i) in the case of any such Disposition other than a Specified Disposition (as defined below), at least 75% of the consideration received in respect of such Disposition shall be cash (it being understood that for purposes of calculating such 75% for purposes of this clause (i) only, any securities, notes or other consideration received by the Borrower or any Subsidiary Guarantor in respect of such Disposition that could reasonably be expected to be converted into cash within 90 days after such Disposition and which are, within such 90 day period, converted by the Borrower or such Subsidiary Guarantor into cash shall be deemed to be cash for purposes of this clause (i) to the extent of the cash received in such conversion); (ii) in the case of any Specified Disposition, the cash consideration received in respect of such Disposition shall be at least equal to the greater of (A) 75% of the total consideration received in respect of such Disposition and (B) the value attributed to the Oil and Gas Properties subject to such Specified Disposition, if any, in the then effective Borrowing Base; (iii) the consideration received in respect of such Disposition shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or Subsidiary subject of such Disposition (as reasonably determined by the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer certifying to that effect), (iv) the Borrowing Base shall be reduced to the extent required under Section 2.07(e)(ii) (any such Disposition for which there is such a Borrowing Base reduction being referred to herein as a “Specified Disposition”), and (v) if any such Disposition is of a Subsidiary owning Oil and Gas Properties, such Disposition shall include all the Equity Interests of such Subsidiary;

(e)           Dispositions of Property by any Credit Party to any other Credit Party;

(f)            Dispositions to the extent permitted by Sections 9.03, 9.04, 9.05 and 9.11;

(g)           Asset Swaps;

(h)           use of cash and cash equivalents for transactions not expressly prohibited hereunder;

(i)            Dispositions consisting of the licensing or sublicensing of intellectual property and licenses, leases or subleases of other Property (other than Oil and Gas Properties);

(j)            cancellations of intercompany Debt between or among Credit Parties;

(k)           Dispositions of Property required under the CPDA; and

(l)            Disposition of Property not otherwise permitted in the preceding clauses of this Section 9.12); provided that, (i) such Disposition is not of any Property described in clauses (a) — (e) of the definition of “Oil and Gas Properties” in Section 1.02 of this Agreement, and (ii) the fair market value of all Property disposed of pursuant to this Section 9.12(l) shall not exceed $23,000,000.

Section 9.13          Transactions with Affiliates.  The Borrower will not, and will not permit any of the Subsidiary Guarantors to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; provided that this Section shall not apply to: (a)

transactions among the Credit Parties; (b) transactions among one or more Credit Parties and CPD SPE pursuant to the CPDA; (c) any Restricted Payment to the extent permitted by Section 9.04; (d) with respect to any Person serving as an officer, director, employee or consultant of the Borrower or any Subsidiary Guarantor (i) the payment of reasonable compensation, benefits or indemnification liabilities in connection with his or her services in such capacity, (ii) the making of advances for travel or other business expenses in the ordinary course of business or (iii) such Person’s participation in any benefit or compensation plan; (e) Investments to the extent permitted under Section 9.05(j), (l), (p) or (q), and Investments to the extent permitted by Section 9.14; and (f) the payment of Acquisition Related Costs.

Section 9.14          Subsidiaries.  The Borrower will not, and will not permit any of the Subsidiary Guarantors to, create or acquire any additional Subsidiaries, unless the Borrower promptly, but, in any event, no later than 30 days after such formation or acquisition of any such Subsidiary (or such later date as may be acceptable to the Administrative Agent), gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14(b).  The Borrower shall have no Foreign Subsidiaries, unless permitted by the Administrative Agent.  The Borrower shall not have any Subsidiary other than Subsidiaries all of the Equity Interests of which are owned, directly or indirectly, by the Borrower.

Section 9.15          Negative Pledge Agreements; Dividend Restrictions.  The Borrower will not, and will not permit any of the Subsidiary Guarantors to, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments, or the Second Lien Term Loan Documents) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Subsidiary from paying dividends or making distributions to the Borrower or any Subsidiary Guarantor, or which requires the consent of or notice to other Persons in connection therewith; provided, that the foregoing shall not prevent (a) restrictions on the transfer of Equity Interests in joint ventures, (b) customary non-assignment provisions in leases, licenses, permits and other agreements entered into in the ordinary course of business, (c) in connection with any Disposition of Property permitted hereunder, any restriction with respect to such Property imposed under the agreement or agreements governing such Disposition, (d) restrictions imposed by any Governmental Authority or under any Governmental Requirement, (e) any restriction imposed on the granting, conveying, creation or imposition of any Lien on any Property of a Credit Party imposed by any contract, agreement or understanding related to the Liens permitted under clause (d), (f) or (g) of Section 9.03 so long as such restriction only applies to the Property permitted under such clauses to be encumbered by such Liens, (f) Lien restrictions imposed by any contract, agreement or understanding related to Debt permitted under Section 9.02(i) to the extent relating to the amount of Indebtedness permitted to be secured by Liens thereunder, and (g) any provision contained in any contract, agreement or understanding related to Debt permitted under Section 9.02(i) specifying that dividends or distributions paid by any Subsidiary to holders of its Equity Interests shall be paid on a pro rata basis.

Section 9.16          Gas Imbalances, Take-or-Pay or Other Prepayments.  The Borrower will not, and will not permit any of the Subsidiary Guarantors to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any of the Subsidiary Guarantors that would require the Borrower or any of the Subsidiary Guarantors to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed 500,000 Mcf of gas (on an Mcf equivalent basis) in the aggregate.

Section 9.17          Swap Agreements.

(a)           Commodity Swap Agreements.

(i)            Incurrence.  The Borrower will not, and will not permit any of the Subsidiary Guarantors to, enter into any Swap Agreement in respect of commodities other than such Swap Agreements entered into with Approved Counterparties and not for speculative purposes and with a duration no longer than five years from the date the applicable Swap Agreement is entered into; provided that, the Hedged Volume in any month, determined at the time such Swap Agreement is entered into and after giving effect thereto, shall not exceed for each month during the period during which such Swap Agreement is in effect, the lesser of (A) 100% of the Actual PDP Volumes, and (B) the volumes set forth in the grid below for the applicable period as determined by reference to the Reserve Report most recently delivered to the Administrative Agent; provided further that, the volume limitation in the foregoing proviso shall not prohibit the Borrower or any Subsidiary Guarantor from entering into Swap Agreements which, when taken together with all Swap Agreements then in effect, cover up to 100% of the Projected PDP Volumes:

Volumes Covered by Swap Agreements	Applicable Period Covered By Swap Agreements
70% of the anticipated projected production from proved Oil and Gas Properties	First 12 months after the “as of” date of the most recently delivered Reserve Report

60% of the anticipated projected production from proved Oil and Gas Properties	Months 13 — 24 after the “as of” date of the most recently delivered Reserve Report

50% of the anticipated projected production from proved Oil and Gas Properties	Months 25 — 36 after the “as of” date of the most recently delivered Reserve Report

40% of the anticipated projected production from proved Oil and Gas Properties	Months 37 — 60 after the “as of” date of the most recently delivered Reserve Report

(ii)           Maintenance.  The Borrower shall cause the average monthly Hedged Volume in each future 12-month period, at all times not to exceed 100% of the Actual PDP Volumes; provided that, if any such excess exists upon delivery of any Reserve Report to the Administrative Agent, no Event of Default shall exist as a result of such excess if, within 15 days after the Reserve Report is so delivered, the Borrower has effected, or has caused the applicable Subsidiary Guarantor to effect, such Swap Terminations necessary to eliminate such excess.

The requirements in clauses (i) and (ii) of this (a) (x) shall be determined with volumes of oil, volumes of gas and volumes of natural gas liquids calculated separately and (y) shall not apply to basis differential swaps on volumes already hedged pursuant to other Swap Agreements or to put options and price floors (including floors embedded in participating swaps or other similar transactions to the extent not offset by calls) for Hydrocarbons with respect to which the Borrower or any Subsidiary Guarantor is the buyer of such put options or price floors.

(b)           Interest Swap Agreements.  The Borrower will not, and will not permit any of the Subsidiary Guarantors to, enter into any Swap Agreement in respect of interest rates other than such Swap Agreements (i) with an Approved Counterparty, (ii) with a duration that does not extend beyond the Maturity Date and (iii) which effectively convert interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and the Subsidiary Guarantors then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate, using the same index used to determine floating rates of interest on the indebtedness to be hedged.

(c)           Limitations.  Notwithstanding anything herein to the contrary, in no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any of the Subsidiary Guarantors to post collateral (including a letter of credit) or margin to secure their obligations under such Swap Agreement or to cover market exposures; provided that, this clause (c) shall not prevent a Hedge Bank from requiring the obligations under its Swap Agreement with any Credit Party to be secured by the Liens granted to the Administrative Agent under the Security Instruments pursuant to such Security Instruments.

(d)           Acquisition Swap Agreements.

(i)            Notwithstanding anything in Section 9.17(a) to the contrary but subject to clause (iii) below, the Borrower and each Subsidiary Guarantor may enter into commodity Swap Agreements with an Approved Counterparty having notional volumes in excess of the amounts set forth in Section 9.17(a)(i) (such Swap Agreements being “Acquisition Swap Agreements”) in anticipation of the acquisition of Oil and Gas Properties in a transaction not prohibited by this Agreement (any such Oil and Gas Properties being referred to herein as the “Target Oil and Gas Properties” and any such acquisition being referred to herein as a “Subject Acquisition”) if (x) the Borrower or such Subsidiary Guarantor, as applicable, has entered into a definitive purchase and sale agreement for such Target Oil and Gas Properties, (y) the tenor of any such Acquisition Swap Agreement does not exceed a period of beginning on the expected closing date of such Subject Acquisition equal to the remainder of the calendar year in which such Acquisition Swap Agreements are entered into plus the next 5 calendar years and (z) subject to the following sentence, the aggregate notional volume of commodities covered under all of the Acquisition Swap Agreements with respect to any Subject Acquisition in any month, determined at the time such Acquisition Swap Agreement is entered into and after giving effect thereto, shall not exceed for each month during the period during which such Acquisition Swap Agreement is in effect, the lesser of (A) 100% of the monthly average of actual volume of production from such Target Oil and Gas Properties for the three-month period then ended, and (B) the volumes set forth in the grid below for the applicable period as determined by the Borrower’s internal engineers as proved reserves; provided further that, the volume limitation in the foregoing proviso shall not prohibit the Borrower or any Subsidiary Guarantor from entering into Acquisition Swap Agreements which, when taken together with all Acquisition Swap Agreements then in effect, cover up to 100% of the Projected Target Property PDP Volumes:

Volumes Covered by Acquisition Swap Agreements	Applicable Period Covered by Acquisition Swap Agreements
70% of the anticipated projected production from proved Target Oil and Gas Properties	First 12 months after acquisition of Target Oil and Gas Properties

60% of the anticipated projected production from proved Target Oil and Gas Properties	Months 13 — 24 after acquisition of Target Oil and Gas Properties

50% of the anticipated projected production from proved Target Oil and Gas Properties	Months 25 — 36 after acquisition of Target Oil and Gas Properties

40% of the anticipated projected production from proved Target Oil and Gas Properties	Months 37 — 60 after acquisition of Target Oil and Gas Properties

Notwithstanding the foregoing, the aggregate notional volume of commodities covered under all of the Acquisition Swap Agreements, determined at the time each Acquisition Swap Agreement is entered into, shall not exceed 50% of the aggregate notional volume of commodities that would otherwise be permitted to be covered under all Swap Agreements under Section 9.17(a) (without giving effect to, or including, any Target Oil and Gas Properties). The requirements in this clause (i) shall (x) be determined with volumes of oil, volumes of gas and volumes of natural gas liquids calculated separately and (y) not apply to basis differential swaps on volumes already hedged pursuant to other Acquisition Swap Agreements or to put options and price floors (including floors embedded in participating swaps or other similar transactions to the extent not offset by calls) for Hydrocarbons with respect to which the Borrower or any Subsidiary Guarantor is the buyer of such put options or price floors.

(ii)           Subject to the terms of clause (iii) below, with respect to Target Oil and Gas Properties, (x) the aggregate notional volume of commodities covered under all Acquisition Swap Agreements with respect to such Target Oil and Gas Properties shall not be included in any determination of “Hedged Volume” for purposes of determining compliance with Section 9.17(a) above, and (y) actual volumes of production from such Target Oil and Gas Properties shall not be included in any calculation of “Actual PDP Volumes” for purposes of determining compliance with Section 9.17(a) above.

(iii)          With respect to each Subject Acquisition, from and after the earlier to occur of (A) the consummation of such Subject Acquisition and (B) the 90th day after the date on which the definitive purchase and sale agreement for such Subject Acquisition was entered into by the Borrower or any Guarantor, the Borrower shall be required to comply with Section 9.17(a) without giving effect to any of the provisions of clause (ii) above; provided that (x) if such Subject Acquisition is not consummated on or before the 90th day after the date on which the definitive purchase and sale agreement for such Subject Acquisition was entered into, any Reserve Report containing information with respect to the Target Oil and Gas Properties shall be deemed not to include such information and (y) if such Subject Acquisition is consummated on or before the 90th day after the date on which the definitive purchase and sale agreement for such Subject Acquisition was entered into, the actual volumes of production from the Target Oil and Gas Properties shall be fully taken into account for purposes of calculating Actual PDP Volumes as if such Subject Acquisition had been consummated on the first day of the three-month period covered by the Quarter-End Production Report most recently delivered prior to the consummation of such Subject Acquisition pursuant to Section 8.01(n).

Section 9.18          Change in Business; Corporate Structure; Accounting Change.

(a)           Each of the Borrower and the Subsidiary Guarantors shall not, and shall not permit any Subsidiary to, engage in any business or activity other than (i) the business of the exploration for, and development, acquisition, and the production of Oil and Gas Properties, (ii) the business of marketing, processing, treating, gathering, and upstream transportation of Oil and Gas Properties produced by the Borrower and its Subsidiaries; (iii) developing raw land acquired or leased by the Borrower or its Subsidiaries in conjunction with the activities described in clause (i) or (ii) above, and remediating such land for resale; and (iv) the business of providing services to support any of the Borrower’s or its Subsidiary’s activities described in clause (i), (ii) or (iii) above.  The Borrower and Jones Parent shall not, and shall not permit any Subsidiary to engage in any activity or business, or acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties or businesses, in any event, which are not located within the geographical boundaries of the United States or the offshore area in the Gulf of Mexico over which the United States of America asserts jurisdiction.

(b)           Each of the Borrower and the Guarantors shall not, and shall not permit any Subsidiary to, alter, amend or modify in any manner materially adverse to the Lenders any of its Organizational Documents.  In any event, the Borrower shall not permit any Subsidiary to (i) if such Subsidiary is a limited liability company, amend its limited liability company agreement to “opt in” to “security” status in accordance with Section 8.103 of the UCC or (ii) evidence its Equity Interests with a certificate without, in each case, the prior consent of the Administrative Agent.

(c)           Except as set forth in Section 1.05, the Borrower and the Guarantors shall not, and shall not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any Subsidiary.

Section 9.19          Parent Company.  Jones Parent shall not (i) hold any assets, (ii) incur, create, assume, or suffer to exist any Debt or any other liability or obligation, (iii) create, make or enter into any Investment or (iv) engage in any other activity or operation other than:

(a)           its ownership of Equity Interests in the Borrower and the activities of a passive holding company and assets and operations incidental thereto (including the maintenance of cash and reserves for the payment of Taxes, franchises, and other operational costs and expenses);

(b)           participating in Tax, accounting and other administrative matters related to Jones Parent, the Borrower and its Subsidiaries;

(c)           performance of its obligations under or in connection with its organizational documents or the Loan Documents;

(d)           providing usual and customary indemnification to its officers and directors;

(e)           the issuance and sale of its Equity Interests and repurchases thereof, and activities incidental thereto;

(f)            the making of Investments in and contributions to the Borrower or any Subsidiary thereof;

(g)           the making of dividends or distributions in return of capital to the holders of its Equity Interests;

(h)           the incurrence of liabilities imposed by law, including Tax liabilities and other liabilities incidental to its existence and business and activities permitted hereunder;

(i)            the incurrence of liabilities and exercise of rights under, and the performance of obligations pursuant to, (x) the Sabine Parent Guaranty and, (y) with the prior written consent of the Administrative Agent (which shall not be unreasonably withheld), any other guarantee of a similar scope and nature of obligations of a Credit Party (other than obligations constituting Debt) under an acquisition agreement evidencing an acquisition that is permitted hereunder;

(j)            the incurrence of liabilities and exercise of rights under, and the performance of obligations pursuant to, the Tax Receivable Agreement;

(k)           performance of its obligations under or in connection with the Exchange Agreement;

(l)            its guarantee of any Debt permitted under Section 9.02; and

(m)          (x) ownership of other assets not to exceed $5,000,000 in the aggregate and (y) incurrences of Debt or other obligations not to exceed $5,000,000 in the aggregate at any time outstanding.

Notwithstanding the foregoing, (A) nothing contained in this Section 9.19 shall be construed as a consent to, or amendment or waiver of, any covenant, restriction, prohibition, limitation, condition or other term that is provided for in any other provision under this Agreement or any other Loan Document, including, but not limited to, the limitations on the Borrower and the Guarantors under the other provisions of this Article IX, and (B) Jones Parent will not create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired) other than Liens granted under the Security Instruments and Excepted Liens arising in the ordinary course of business.

ARTICLE X
Events of Default; Remedies

Section 10.01       Events of Default.  One or more of the following events shall constitute an “Event of Default”:

(a)           the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b)           the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days.

(c)           any representation or warranty made or deemed made by or on behalf of the Borrower or any of the Guarantors in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof).

(d)                                 the Borrower or any of the Guarantors shall fail to observe or perform any applicable covenant, condition or agreement contained in Section 8.01(m) (as to its name or state of organization), Section 8.01(p), Section 8.02, Section 8.03 (with respect to its legal existence), Section 8.10(a), Section 8.16, or in ARTICLE IX.

(e)                                  the Borrower or any of the Guarantors shall fail to observe or perform any applicable covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (A) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (B) a Responsible Officer of the Borrower or applicable Guarantor otherwise becoming aware of such default.

(f)                                   the Borrower or any of the Guarantors shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, after the expiration of any applicable period of grace and/or notice and cure.

(g)                                  [Intentionally Omitted].

(h)                                 any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any of the Guarantors to make an offer in respect thereof, after the expiration of any applicable period of grace and/or notice and cure; provided that this clause (h) shall not apply to secured Debt permitted under Section 9.02(c) that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

(i)                                     an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, Jones Parent, or any Guarantor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, Jones Parent, or any Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered.

(j)                                    the Borrower, Jones Parent, or any Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(i), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, Jones Parent, or any Guarantor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

(k)                                 the Borrower, Jones Parent, or any Guarantor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(l)                                     (i) one or more judgments for the payment of money in an aggregate amount in excess of $35,000,000 (to the extent not covered by a sound and reputable independent third party insurance as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, in each case, shall be rendered against the Borrower, Jones Parent, or any Guarantor and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower, Jones Parent, or any Guarantor to enforce any such judgment.

(m)                             any Loan Document after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against the Borrower, Jones Parent, or a Guarantor party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except (i) to the extent permitted by the terms of this Agreement or such other Loan Document, or (ii) with respect to collateral the aggregate value of which, for all such collateral, does not exceed at any time, $10,000,000, or the Borrower, Jones Parent, any Guarantor or any Affiliate shall so state in writing.

(n)                                 an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $35,000,000 in any calendar year, (ii) a Plan that is intended to be qualified under section 401(a) of the Code shall lose its qualified status and such event could reasonably be expected to have a Material Adverse Effect, or (iii) the Borrower, a Subsidiary Guarantor or any ERISA Affiliate shall engage in any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, involving any Plan and such event, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(o)                                 a Change in Control shall occur.

(p)                                 The Intercreditor Agreement shall cease to be effective (other than pursuant to the terms provided therein or upon the full Redemption of the Second Lien Notes pursuant to Section 9.04(b)(i)) or otherwise shall cease to be a legal, valid and binding agreement enforceable against the holders of any Indebtedness under the Second Lien Credit Agreement in any material respect (other than as a result of the signatory for Wells Fargo Energy Capital, Inc. not having the proper corporate authority to execute and deliver the Intercreditor Agreement).

Section 10.02                      Remedies.

(a)                                 In the case of an Event of Default other than one described in Section 10.01(i), Section 10.01(j) or Section 10.01(k), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(i), Section 10.01(j) or Section 10.01(k), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

(b)                                 In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c)                                  All proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:

(i)                                     first, to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii)                                  second, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Lenders under the Loan Documents;

(iii)                               third, pro rata to payment of accrued interest on the Loans;

(iv)                              fourth, pro rata to payment of principal outstanding on the Loans, Bank Product Obligations owing to any Lender or any Affiliate thereof, and Hedge Obligations owing to a Hedge Bank;

(v)                                 fifth, pro rata to any other Indebtedness;

(vi)                              sixth, to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure; and

(vii)                           seventh, any excess, after all of the Indebtedness shall have been paid in full in cash (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination), shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but at the discretion of the Administrative Agent and to the extent not prohibited under applicable law, appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Indebtedness otherwise set forth above in this clause (c) assuming that, solely for purposes of such adjustments, Indebtedness includes Excluded Swap Obligations.

ARTICLE XI
The Administrative Agent

Section 11.01                      Appointment; Powers.  Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 11.02                      Duties and Obligations of Administrative Agent.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any Guarantor that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in ARTICLE VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and the Guarantors, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.  For purposes of determining compliance with the conditions specified in ARTICLE VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.

Section 11.03                      Action by Administrative Agent.  The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Required Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action.  The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders.  If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.  In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.  Each Lender and the Issuing Bank further (i) acknowledges that it has received a copy of the Intercreditor Agreement, (ii) acknowledges and agrees that the Administrative Agent is and was authorized to enter into the same, and (iii) agrees that it is bound by its terms.

Section 11.04                      Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and the Borrower, the Lenders and the Issuing Bank hereby waive the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05                      Subagents.  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding Sections of this ARTICLE XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06                      Resignation or Removal of Administrative Agent.  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Required Lenders.  Upon any such resignation or removal, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or removal as the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this ARTICLE XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 11.07                      Administrative Agent as Lender.  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of the Guarantors or other Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 11.08                      No Reliance.

(a)                                 Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.  The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any Guarantor of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or any Guarantor.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates.  In this regard, each Lender acknowledges that Bracewell & Giuliani LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document.  Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

(b)                                 The Lenders acknowledge that the Administrative Agent and the Arranger are acting solely in administrative capacities with respect to structuring and syndication of this facility and have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their administrative duties, responsibilities and liabilities specifically as set forth in the Loan Documents and in their capacity as Lenders hereunder.  In structuring, arranging or syndicating this Agreement, each Lender acknowledges that the Administrative Agent and the Arranger may be an agent or lender under these Notes, the Second Lien Notes, other loans or other securities and waives any existing or future conflicts of interest associated with their role in such other debt instruments.  If in the administration of this facility or any other debt instrument, the Administrative Agent determines (or is given written notice by any Lender that a conflict exists), then it shall eliminate such conflict within ninety (90) days or resign pursuant to Section 11.06 and shall have no liability for action taken or not taken while such conflict existed.

Section 11.09                      Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, Jones Parent, or any Guarantor, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.10                      Authority of Administrative Agent to Release Collateral and Liens.

(a)                                 Each Lender, the Issuing Bank and each other Secured Party (by their acceptance of the benefits of any Lien encumbering the Mortgaged Property) hereby authorizes the Administrative Agent to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents.  Each Lender, the Issuing Bank and each other Secured Party (by their acceptance of the benefits of any Lien encumbering the Mortgaged Property) hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.12 or is otherwise authorized by the terms of the Loan Documents.  Upon the request of the Administrative Agent at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 11.10.

(b)                                 Notwithstanding anything contained in any of the Loan Documents to the contrary, the Credit Parties, the Administrative Agent, and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranties, it being understood and agreed that all powers, rights and remedies hereunder and under the Security Instruments may be exercised solely by Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof and the other Loan Documents.  By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Secured Party not party hereto hereby agrees to the terms of this paragraph (c).

Section 11.11                      The Arranger; Other Agents.  Neither the Arranger nor any of the Co-Syndication Agents nor any of the Co-Documentation Agents identified on the cover page to this Agreement shall have any duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their respective duties, responsibilities and liabilities in their respective capacities as a Lender hereunder.

ARTICLE XII
Miscellaneous

Section 12.01                      Notices.

(a)                                 Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)                                     if to the Borrower, to it at:

Jones Energy Holdings, LLC

807 Las Cimas Parkway, Suite 350

Austin, Texas 78746

Attention: Robert J. Brooks, Chief Financial Officer

Facsimile:  (512) 328-5394

(ii)                                  if to the Administrative Agent or the Issuing Bank, to it at

Wells Fargo Bank, National Association

1740 Broadway, MAC C7300-034

Denver, Colorado 80209

Phone: 303.863.5938

Fax:     303.863.5533

Attn: Dave McEvoy

with a copy to:

Wells Fargo Bank, National Association

1000 Louisiana, 9th Floor, MAC T5002-090

Houston, Texas 77002

Fax:     713.739.1087

Attn: Paul Squires

with a copy to the Administrative Agent at the address noted above.

(iii)                               if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)                                 Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to

ARTICLE II, ARTICLE III, ARTICLE IV and ARTICLE V unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)                                  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02                      Waivers; Amendments.

(a)                                 No failure on the part of the Administrative Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)                                 Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment or the Maximum Credit Amount of any Lender without the written consent of such Lender, (ii) increase the Borrowing Base without the written consent of each Lender, decrease or maintain the Borrowing Base without the consent of the Required Lenders, or modify Section 2.07 in any manner adverse to the Lenders without the consent of each Lender (other than a Defaulting Lender), (iii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iv) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby, (v) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby in a manner adverse to any Lender, without the written consent of such Lender, (vi) waive or amend Section 3.04(c), Section 6.01 or Section 10.02(c), without the written consent of each Lender (other than a Defaulting Lender), (vii) release any Guarantor (except as set forth in the Guarantee and Collateral Agreement), release all or substantially all of the collateral (other than as provided in Section 11.10), or reduce the percentage set forth in Section 8.14(a) to less than 80%, without the written consent of each Lender (other than a Defaulting Lender), or (viii) change any of the provisions of this Section 12.02(b) or the definitions of “Required Lenders” or “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender (other than a Defaulting Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, or the Issuing Bank, as the case may be.  Notwithstanding the foregoing, any supplement to Schedule 7.14 (Subsidiaries) or Schedule 7.15 (Locations of Business and Offices) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.

Section 12.03                      Expenses, Indemnity; Damage Waiver.

(a)                                 The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, and other charges (other than Taxes, which are addressed in Section 5.03(b)) incurred by the Administrative Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iv) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, THE ARRANGER, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE BORROWER OR ANY OF THE GUARANTORS TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY OF THE GUARANTORS SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (A) ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND THE GUARANTORS BY THE BORROWER AND THE GUARANTORS, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY OF THE GUARANTORS OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY OF THE GUARANTORS WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY OF THE GUARANTORS, (x) THE PAST OWNERSHIP BY THE BORROWER OR ANY OF THE GUARANTORS OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE,

TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY OF THE GUARANTORS OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF THE GUARANTORS, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF THE GUARANTORS, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT (I) SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (II) SUCH CLAIMS (OTHER THAN CLAIMS AGAINST THE ADMINISTRATIVE AGENT, THE ARRANGER OR THE ISSUING BANK) ARE SOLELY BETWEEN INDEMNITEES.

Notwithstanding anything to the contrary in this (b), under no circumstances shall the provisions of this (b) be construed to cover any expenses not otherwise reimbursable under (a).  This Section 12.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)                                  To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Arranger or the Issuing Bank under (a) or (b), each Lender severally agrees to pay to the Administrative Agent, the Arranger or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Arranger or the Issuing Bank in its capacity as such.

(d)                                 To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)                                  All amounts due under this Section 12.03 shall be payable not later than three days after written demand therefor.

Section 12.04                      Successors and Assigns.

(a)                                 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04 or as required under Section 5.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, it being understood that the Borrower may withhold its consent to any such assignment if such assignment would result in a “Termination Event” or an “Event of Default” or a similar event under any Swap Agreement to which the assignor or any Affiliate of the assignor is a party and such “Termination Event,” “Event of Default” or similar event would result in an Event of Default under Section 10.01(h) of this Agreement (and such withholding of consent shall be deemed to be reasonable)) of:

(A)                               the Borrower, provided that (i) no consent of the Borrower shall be required if such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund, or if an Event of Default has occurred and is continuing; and (ii) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 days after having received notice thereof; and

(B)                               the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                               except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)                               each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)                               the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D)                               the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii)                               Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 with respect to facts and circumstances occurring prior to the effective date of such assignment and subject to any applicable requirements thereof).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with (c).

(iv)                              The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts (and stated interest) of the Loans and reimbursement obligations with respect to LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  In connection with any changes to the Register, if necessary, the Administrative

Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Bank and each Lender.

(v)                                 Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c)                                  Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) such Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register that contains the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans, Commitments and other obligations under the Loan Documents (the “Participant Register”), but such Lender shall not have any obligation to disclose all or a portion of such register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitment, Loan, Letter of Credit or other obligation under the Loan Documents) to any Person other than if necessary to establish that a Commitment, Loan, Letter of Credit or other obligation under the Loan Documents is in registered form for Tax purposes.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant.  In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03.  The Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(e) and Section 5.03(f) (it being understood that the documentation required under Section 5.03(e) and Section 5.03(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b); provided that such Participant (A) agrees to be subject to the provisions of Section 5.04 as if it were an assignee under Section 12.04(b); and (B) shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.04(b) with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.

(d)                                 Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank, and this (d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)                                  Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower or any Guarantor to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Section 12.05                      Survival; Revival; Reinstatement.

(a)                                 All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and ARTICLE XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b)                                 To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect.  In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06                      Counterparts; Integration; Effectiveness.

(a)                                 This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)                                 This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c)                                  Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07                      Severability.  Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08                      Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Guarantor against any of and all the obligations of the Borrower or any Guarantor owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured.  The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 12.09                      GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)                                 THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED.  CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.

(b)                                 ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(c)                                  EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)                                 EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL

DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; PROVIDED, THAT, FOR THE AVOIDANCE OF DOUBT, NOTHING CONTAINED IN THIS CLAUSE (ii) SHALL LIMIT ANY CREDIT PARTY’S INDEMNIFICATION OBLIGATIONS TO THE EXTENT SET FORTH IN SECTION 12.03(b) ABOVE TO THE EXTENT SUCH SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARE INCLUDED IN ANY THIRD PARTY CLAIM IN CONNECTION WITH WHICH SUCH INDEMNITEE IS OTHERWISE ENTITLED TO INDEMNIFICATION HEREUNDER; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10                      Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11                      Confidentiality.  Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower.  For the purposes of this Section 12.11, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower’s or any of its Subsidiaries’ businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is hereby deemed at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.12                      Interest Rate Limitation.  It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it.  Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows:  (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination), refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination), refunded by such Lender to the Borrower).  All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law.  If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.  To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such

Chapter by the weekly ceiling from time to time in effect.  Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.

Section 12.13                      EXCULPATION PROVISIONS.  EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY.  EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14                      Collateral Matters; Swap Agreements.

(a)                                 The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to Hedge Banks on a pro rata basis in respect of any Hedge Obligations (to the extent limited in the definition thereof) and to the Lenders and their respective Affiliates on a pro rata basis in respect of any Bank Product Obligations.  No Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of such Hedge Obligations or such Bank Production Obligations.  No Lender or any Affiliate of a Lender, in its capacity as a Hedge Bank or as the provider of Bank Products, that obtains the benefits of any Guarantee and Collateral Agreement or any Security Instrument by virtue of the provisions hereof or of any Guarantee and Collateral Agreement or any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder (including under Section 12.02) or under any other Loan Document or otherwise in respect of any collateral or Mortgaged Property (including the release or impairment of any collateral or Mortgaged Property) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, no Hedge Obligations and no Bank Product Obligations shall be Indebtedness hereunder or under any other Loan Document or “Obligations” as defined in any Loan Documents after all Commitments have terminated or expired, all Indebtedness (other than Hedge Obligations, Bank Product Obligations and indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination) have been paid in full in cash and all Letters of Credit have expired or terminated or the LC Exposure has been cash collateralized (or as to which other arrangements satisfactory to the Administrative Agent and the Issuing Bank shall have been made) as provided for herein.

Section 12.15                      No Third Party Beneficiaries.  This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, the Issuing Bank or any Lender for any reason whatsoever.  There are no third party beneficiaries.

Section 12.16                      USA Patriot Act Notice.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

Section 12.17                      Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 12.17 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 12.17, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Security Termination (as defined in the Guarantee and Collateral Agreement) has occurred.  Each Qualified ECP Guarantor intends that this Section 12.17 constitute, and this Section 12.17 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 12.18                      Flood Insurance Regulations.  Wells Fargo has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation and regulatory requirements (the “Flood Laws”).  If applicable, Wells Fargo, as administrative agent, will post on the applicable electronic platform (or otherwise distribute to each Lender) documents that it receives in connection with the Flood Laws; however, Wells Fargo reminds each Lender and Participant that, pursuant to the Flood Laws, each federally regulated lender (whether acting as a Lender or Participant) is responsible for assuring its own compliance with the Flood Laws.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the Effective Date.

BORROWER:
JONES ENERGY HOLDINGS, LLC

By:
Michael McConnell
President

Signature Page to

Credit Agreement

(Jones Energy Holdings, LLC)

ADMINISTRATIVE AGENT/ ISSUING BANK/LENDER:
WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:
Paul Squires
Managing Director

Signature Page to

Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:

CAPITAL ONE, NATIONAL ASSOCIATION

By:
Name:
Title:

Signature Page to

Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:
UNION BANK, N.A.

By:
Haylee Dallas
Vice President

Signature Page to

Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:
CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK

By:
Name:
Title:

By:
Name:
Title:

Signature Page to

Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:

JPMORGAN CHASE BANK, N.A.

By:
Ryan Aman
Authorized Officer

Signature Page to

Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:

TORONTO DOMINION (NEW YORK) LLC

By:
Name:
Title:

Signature Page to

Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:

COMERICA BANK

By:
Name:
Title:

Signature Page to

Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:

SUNTRUST BANK

By:
Name:
Title:

Signature Page to

Credit Agreement

(Jones Energy Holdings, LLC)

ANNEX I
LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Applicable Percentage of the Borrowing Base
Wells Fargo Bank, National Association	19.38775510204%	$193,877,551.02
Union Bank, N.A.	13.26530612245%	$132,653,061.22
Credit Agricole Corporate and Investment Bank	13.26530612245%	$132,653,061.22
Capital One, National Association	13.26530612245%	$132,653,061.22
JPMorgan Chase Bank, N.A.	13.26530612245%	$132,653,061.22
Toronto Dominion (New York) LLC	9.18367346939%	$91,836,734.70
Comerica Bank	9.18367346939%	$91,836,734.70
SunTrust Bank	9.18367346939%	$91,836,734.70
TOTAL	100.000000000%	$1,000,000,000.00

Annex A

EXHIBIT I

FORMS OF U.S. TAX COMPLIANCE CERTIFICATES

EXHIBIT I-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December 31, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among JONES ENERGY HOLDINGS, LLC, a Delaware limited liability company, each of the Lenders from time to time party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.

Pursuant to the provisions of Section 5.03(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20[  ]

1

EXHIBIT I-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December 31, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among JONES ENERGY HOLDINGS, LLC, a Delaware limited liability company, each of the Lenders from time to time party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.

Pursuant to the provisions of Section 5.03(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20[  ]

2

EXHIBIT I-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December 31, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among JONES ENERGY HOLDINGS, LLC, a Delaware limited liability company, each of the Lenders from time to time party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.

Pursuant to the provisions of Section 5.03(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20[  ]

3

EXHIBIT I-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December 31, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among JONES ENERGY HOLDINGS, LLC, a Delaware limited liability company, each of the Lenders from time to time party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.

Pursuant to the provisions of Section 5.03(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20[  ]

4